UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the Securities Exchange Act of 1934

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VERB TECHNOLOGY COMPANY, INC.

(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement if other than the Registrant)

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NOTICE OF THE 2022 VIRTUAL ANNUAL MEETING OF STOCKHOLDERS

TO BE HELD ON OCTOBER 21, 2022

Dear Fellow Verb Stockholders:

It is my pleasure to invite you to the 2022 Virtual Annual Meeting of Stockholders (the “Annual Meeting”) of Verb Technology Company, Inc., a Nevada corporation (the “Company,” “Verb,” “us,” or “our”). The Annual Meeting will be held on October 21, 2022 at 11:00 a.m. Pacific Time virtually by means of remote communication and can be accessed by visiting www.virtualshareholdermeeting.com/VERB2022 where you will be able to listen to the meeting live, submit questions and vote online. You will not be able to attend the meeting in person.

The Annual Meeting is being held for the following purposes:

1.	To elect six directors to serve on our board of directors until their respective successors are duly elected and qualified, or until their respective earlier death, resignation or removal;

2.	To ratify the selection of Weinberg & Company, P.A. as our independent registered public accounting firm;

3.	To approve, on a non-binding, advisory basis, the compensation of our named executive officers; and

4.	To transact such other business as may properly come before the Annual Meeting, or any postponement or adjournment thereof.

Our board of directors recommends that you vote “FOR” the election of each of the six director nominees; “FOR” the ratification of the selection of Weinberg & Company, P.A. as our independent registered public accounting firm; and “FOR” the approval, on a non-binding, advisory basis, of the compensation of our named executive officers.

Only stockholders of record as of the close of business on August 24, 2022 will be entitled to receive notice of and to vote at the Annual Meeting, or any postponement or adjournment thereof. The accompanying Proxy Statement contains details concerning the foregoing items, as well as information on how to vote your shares. Other detailed information about our business and operations, including our audited financial statements, are included in our Annual Report on Form 10-K, as amended. We urge you to read and consider these documents carefully.

Your vote is very important. Whether or not you plan to attend the Annual Meeting, we encourage you to submit your proxy or voting instructions as soon as possible. For specific instructions on how to vote your shares, please refer to the Notice of Internet Availability of Proxy Materials you received in the mail, and the additional information in the accompanying Proxy Statement. If you requested to receive printed proxy materials, you may also refer to the instructions on the proxy card enclosed with those materials.

On behalf of the board of directors, and the officers and employees of the Company, I would like to take this opportunity to thank you for your continued support.

Sincerely,

/s/ Rory J. Cutaia
Rory J. Cutaia
Chairperson of the Board, Chief Executive Officer, President and Secretary

Approximate Date of Mailing of Notice of Internet Availability of Proxy Materials: September 6, 2022

NOTE REGARDING FORWARD-LOOKING STATEMENTS

This Proxy Statement contains forward-looking statements within the meaning of the federal securities laws. Forward-looking statements may relate to our future financial performance, business operations, and executive compensation decisions, or other future events. You can identify forward-looking statements by the use of words such as “anticipate,” “believe,” “could,” “expect,” “intend,” “may,” “will,” or the negative of such terms, or other comparable terminology. Forward-looking statements also include the assumptions underlying or relating to such statements. We have based these forward-looking statements on our current expectations and projections about future events that we believe may affect our business, results of operations and financial condition.

The outcomes of the events described in these forward-looking statements are subject to risks, uncertainties and other factors described in the section titled “Risk Factors,” and elsewhere, in the Annual Report on Form 10-K for the fiscal year ended December 31, 2021, as well as the other reports we file with the Securities and Exchange Commission. We cannot assure you that the events and circumstances reflected in the forward-looking statements will be achieved or occur, and actual results could differ materially from those expressed or implied in the forward-looking statements. The forward-looking statements made in this Proxy Statement relate only to events as of the date of this Proxy Statement. We undertake no obligation to update any forward-looking statement to reflect events or circumstances after the date on which the statement is made.

VERB TECHNOLOGY COMPANY, INC.

PROXY STATEMENT

FOR THE 2022 VIRTUAL ANNUAL MEETING OF STOCKHOLDERS

TO BE HELD ON OCTOBER 21, 2022

VERB TECHNOLOGY COMPANY, INC.

PROXY STATEMENT

FOR THE 2022 VIRTUAL ANNUAL MEETING OF STOCKHOLDERS

TO BE HELD ON OCTOBER 21, 2022

General Information

This Proxy Statement is solicited by the board of directors (our “Board”) of Verb Technology Company, Inc., a Nevada corporation (the “Company,” “Verb,” “us,” or “our”), for use at our 2022 Virtual Annual Meeting of Stockholders (the “Annual Meeting”) to be held on October 21, 2022 at 11:00 a.m. Pacific Time, or at any adjournment or postponement thereof. The Annual Meeting will be held virtually by means of remote communication and can be accessed by visiting www.virtualshareholdermeeting.com/VERB2022 where you will be able to listen to the meeting live, submit questions and vote online. You will not be able to attend the meeting in person. The Annual Meeting is being held for the purposes described herein and in the Notice of Internet Availability of Proxy Materials you received in the mail.

IMPORTANT NOTICE REGARDING THE AVAILABILITY OF PROXY MATERIALS FOR THE 2022 VIRTUAL ANNUAL MEETING OF STOCKHOLDERS TO BE HELD ON OCTOBER 21, 2022

This Proxy Statement, the enclosed proxy card, and the Annual Report on Form 10-K for the fiscal year ended December 31, 2021 (as amended, the “Annual Report”) are available at www.proxyvote.com. The Annual Report, however, is not a part of the proxy solicitation material.

Questions and Answers About the Annual Meeting and Voting

Why did I receive a Notice of Internet Availability of Proxy Materials in the mail?

Under rules adopted by the Securities and Exchange Commission (the “SEC”), we are providing access to the proxy materials for the Annual Meeting via the internet. Instead of mailing printed copies of our proxy materials to each of our stockholders, we have elected to provide online access to the materials under the SEC’s “notice and access” rules. Accordingly, on or about September 6, 2022, we mailed a Notice of Internet Availability of Proxy Materials, or Notice, to each of our stockholders. The Notice contains instructions on how to access our proxy materials, including this Proxy Statement and the Annual Report, and how to vote your shares. We encourage you to read the proxy materials carefully prior to voting.

We believe compliance with the SEC’s “notice and access” rules allows us to provide our stockholders with the materials they need to make informed decisions, while lowering the costs of printing and delivering those materials and reducing the environmental impact of the Annual Meeting. However, if you would prefer to receive printed proxy materials, please follow the instructions included in the Notice.

The Notice was sent on or about September 6, 2022 to each of our stockholders of record entitled to vote at the Annual Meeting.

Who can vote at the Annual Meeting?

You can vote if, as of the close of business on August 24, 2022 (the “Record Date”), you were a stockholder of record of our common stock. On the Record Date, there were 102,430,979 shares of our common stock outstanding.

Stockholder of Record: Shares Registered in Your Name

If, on the Record Date, your shares were registered directly in your name with our transfer agent, VStock Transfer, LLC, then you are a stockholder of record. As a stockholder of record, you may vote at the Annual Meeting or by proxy. Whether or not you plan to attend the Annual Meeting, we urge you to provide your proxy to ensure your vote is counted. Even if you vote by proxy, you may still vote if you are able to attend the Annual Meeting.

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Beneficial Owner: Shares Registered in the Name of a Broker or Other Nominee

If, on the Record Date, your shares were held in an account at a brokerage firm, bank, dealer, or other nominee, then you are the “beneficial owner” of shares held in “street name” and these proxy materials are being forwarded to you by that organization. The organization holding your account is considered to be the stockholder of record for purposes of voting at the Annual Meeting. As a beneficial owner, you have the right to direct your broker or other nominee on how to vote the shares in your account. If you do not direct your broker or other nominee how to vote your shares, the broker or other nominee will be entitled to vote the shares with respect to “routine” items, but will not be permitted to vote the shares with respect to “non-routine” items. Where you do not direct your broker or other nominee how to vote on “non-routine” items it is referred to as a “broker non-vote.”

Proposal 1, the election of directors, is considered to be a “non-routine” matter under applicable rules. Accordingly, any shares held in “street name” through a broker or other nominee will not be voted on Proposal 1 unless you affirmatively provide the nominee with instructions for how to vote. Accordingly, broker non-votes may result for this proposal.

Proposal 2, the ratification of the selection of our independent registered public accounting firm, is considered to be a “routine” matter under applicable rules. Accordingly, any shares held in “street name” through a broker or other nominee may be voted by the nominee on Proposal 2 even if you do not provide the nominee with instructions for how to vote. Accordingly, we do not expect any broker non-votes will result for this proposal.

Proposal 3, the approval of the compensation of our named executive officers, is considered a “non-routine” matter under applicable rules. Accordingly, any shares held in “street name” through a broker or other nominee will not be voted on Proposal 3 unless you affirmatively provide the nominee with instructions for how to vote. Accordingly, broker non-votes may result for this proposal.

As a beneficial owner of shares, you are also invited to attend the Annual Meeting. However, since you are not the stockholder of record, you may not vote your shares at the Annual Meeting unless you request and obtain a valid proxy from your broker or other nominee. Please contact your broker or other nominee for additional information.

How many votes do I have?

On each matter to be voted upon, you have one vote for each share of common stock that you owned as of the Record Date.

What is the quorum requirement?

One-third of the outstanding shares of common stock entitled to vote at the Annual Meeting must be present at the Annual Meeting, either virtually or represented by proxy, in order for us to hold the Annual Meeting. This is referred to as a quorum. On the Record Date, there were 102,430,979 outstanding shares of our common stock entitled to vote. Thus, 34,143,660 shares of our common stock must be present at the Annual Meeting, either virtually or represented by proxy, to have a quorum.

Your shares will be counted towards the quorum only if you submit a valid proxy or vote at the Annual Meeting. Abstentions and broker non-votes will also be counted towards the quorum requirement.

What proposals am I being asked to vote upon?

The Annual Meeting is being held for the following purposes:

1.	to elect six directors to serve on our Board until their respective successors are duly elected and qualified, or until their respective earlier death, resignation or removal;

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2.	to ratify the selection of Weinberg & Company, P.A. (“Weinberg”) as our independent registered public accounting firm; and

3.	to approve, on a non-binding, advisory basis, the compensation of our named executive officers.

A vote may also be held on any other business as may properly come before the Annual Meeting, or any postponement or adjournment thereof. However, as of the date of this Proxy Statement, we are not aware of any other business to be considered or acted upon at the Annual Meeting.

What are my voting choices for each of the items to be voted on at the Annual Meeting?

Proposal	Board Recommendation	Voting Choices	Vote Required for Adoption	Effect of Abstentions	Effect of Broker Non-Votes
1 – Election of six directors	“FOR” each nominee	● Vote “For All” of the nominees listed ● Vote “Withhold All” to withhold for all of the nominees listed ● Vote “For All Except” to vote for all nominees except the nominee(s) written	Plurality of the votes cast by the holders of shares present virtually or represented by proxy and entitled to vote at the Annual Meeting	No effect	No effect

2 – Ratification of the selection of Weinberg as our independent registered public accounting firm	“FOR”	● Vote “For” this proposal ● Vote “Against” this proposal ● Abstain from voting on this proposal	Approved if a majority of the votes cast “For” this proposal at the Annual Meeting exceeds the number of votes cast “Against” this proposal	No effect	No broker non-votes; brokers have discretion to vote

3 – Approval, on a non-binding, advisory basis, of the compensation of our named executive officers	“FOR”	●Vote “For” this proposal ● Vote “Against” this proposal ● Abstain from voting on this proposal	Approved, on a non-binding advisory basis, if a majority of the votes cast “For” this proposal at the Annual Meeting exceeds the number of votes cast “Against” this proposal	No effect	No effect

How do I vote?

Stockholder of Record: Shares Registered in Your Name

If you are a stockholder of record, you may vote using the following methods:

●	At the Annual Meeting. To vote at the Annual Meeting, attend the Annual Meeting via the Internet and follow the instructions.

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●	By Internet. To vote by proxy via the Internet, follow the instructions described on the Notice (or proxy card if you requested printed proxy materials).

●	By Telephone. To vote by proxy via telephone within the United States and Canada, use the toll-free number on the Notice (or proxy card if you requested printed proxy materials).

●	By Mail. If you requested printed proxy materials, to vote by mail, complete, sign, and date the proxy card and return it in the envelope provided.

Whether or not you plan to attend the Annual Meeting, we urge you to vote by proxy using one of the methods described above to ensure your vote is counted. You may still attend the Annual Meeting and vote even if you have already voted by proxy.

Beneficial Owner: Shares Registered in the Name of Broker or Other Nominee

If you are a beneficial owner of shares registered in the name of your broker or other nominee, you may vote using the following methods:

●	At the Annual Meeting. To vote at the Annual Meeting, you must obtain a valid proxy from your broker or other nominee. Follow the instructions from your broker or other nominee, or contact them to request a proxy form.

●	By Internet. You may vote through the Internet if your broker or other nominee makes this method available, in which case the instructions will be included in the proxy materials provided to you.

●	By Telephone. You may vote by telephone if your broker or other nominee makes this method available, in which case the instructions will be included in the proxy materials provided to you.

●	By Mail. If you received a proxy card and voting instructions from the broker or other nominee holding your shares rather than from us, follow the instructions on the proxy card.

What if I am a stockholder of record and return a proxy card but do not make specific choices?

You should specify your choice for each matter on the proxy card. If you return a signed and dated proxy card without marking voting selections for the specific proposals, your shares will be voted:

●	“FOR” the six director nominees;

●	“FOR” the ratification of the selection of Weinberg as our independent registered public accounting firm; and

●	“FOR” the approval, on a non-binding, advisory basis, for the compensation of our named executive officers.

In the event any other matters are properly presented at the Annual Meeting, or any postponement or adjournment thereof, the person named as proxy will vote in accordance with his discretion with respect to those matters.

What if I am a beneficial owner and do not give voting instructions to my broker or other nominee?

If you fail to provide your broker with voting instructions before the Annual Meeting, your broker will be unable to vote on the non-routine matters. Your broker may use his or her discretion to cast a vote on any routine matter for which you did not provide voting instructions.

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Who is paying for this proxy solicitation?

We will pay for the entire cost of soliciting proxies. In addition to these mailed proxy materials, our directors, officers, and employees may also solicit proxies by mail, in person, by telephone, or by other means of communication. Directors, officers, and employees will not be paid any additional compensation for soliciting proxies. We will also reimburse brokerage firms, banks, and other agents for the cost of forwarding proxy materials to beneficial owners.

What is “householding”?

The SEC has adopted rules that permit companies and intermediaries, such as brokers, to satisfy the delivery requirements for proxy statements with respect to two or more security holders sharing the same address by delivering a single copy of a notice and, if applicable, a proxy statement, to those security holders.

A single copy of the Notice and, if applicable, this Proxy Statement will be delivered to multiple stockholders sharing an address unless contrary instructions have been received from these stockholders. Once you have received notice from your broker, or from us, that they will be “householding” communications to your address, “householding” will continue until you are notified otherwise or until you revoke your consent. If, at any time, you no longer wish to participate in “householding” and would prefer to receive a separate Notice and Proxy Statement, please notify your broker and also notify us by sending your written request to: Verb Technology Company, Inc., 3401 North Thanksgiving Way, Suite 240, Lehi, Utah 84043, Attention: Investor Relations or by calling Investor Relations at (855) 250-2300.

A stockholder who currently receives multiple copies of the Notice or Proxy Statement at its address and would like to request “householding” should also contact its broker and notify us using the contact information above.

Can I revoke or change my vote after submitting my proxy?

Yes. You can revoke your proxy at any time before the final vote at the Annual Meeting as discussed below.

If you are a stockholder of record, you may revoke your proxy by:

●	sending written notice of revocation to Verb Technology Company, Inc., 3401 North Thanksgiving Way, Suite 240, Lehi, Utah 84043, Attention: Corporate Secretary, in time for it to be received before the Annual Meeting;

●	submitting a new proxy with a later date using any of the voting methods described above (subject to the deadlines for voting with respect to each method); or

●	voting at the Annual Meeting (provided that attending the meeting will not, by itself, revoke your proxy).

If you are a beneficial owner of shares and have instructed your broker or other nominee to vote your shares, you may change your vote by following the directions received from your nominee to change those voting instructions or by attending the Annual Meeting and voting. However, you may not vote your shares at the Annual Meeting unless you request and obtain a valid proxy from your broker or other nominee.

Who will count votes at the Annual Meeting?

Votes will be counted by the inspector of election appointed for the Annual Meeting. The inspector of election will also determine the number of shares outstanding, the number of shares represented at the Annual Meeting, the existence of a quorum, and whether or not the proxies and ballots are valid and effective.

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How can I find out the results of the voting at the Annual Meeting?

We will announce preliminary voting results at the Annual Meeting. We will report the final voting results in a Current Report on Form 8-K that we expect to file with the SEC within four business days following the date on which such results become final.

When are stockholder proposals for the 2023 annual meeting due?

Stockholders interested in presenting a proposal to be considered for inclusion in the proxy statement relating to the 2023 annual meeting of stockholders may do so by following the procedures prescribed in Rule 14a-8 under the Securities Exchange Act of 1934, as amended (the “Exchange Act”), and our Amended and Restated Bylaws (the “Bylaws”). To be considered for inclusion, stockholder proposals must be submitted in writing to Verb Technology Company, Inc., 3401 North Thanksgiving Way, Suite 240, Lehi, Utah 84043, Attention: Corporate Secretary, before May 9, 2023, which is 120 calendar days prior to the anniversary of the mailing date of this Proxy Statement. Any such proposal must meet the requirements of the Bylaws and all applicable laws and regulations.

Any stockholder who wishes to have a proposal considered at the 2023 annual meeting of stockholders, or to nominate a director for election at that meeting, but not submitted for inclusion in the proxy statement relating to that meeting, must give advance notice to us prior to the deadline for such meeting. Under the Bylaws, in order for a proposal or nomination to be timely, it must be received by us no earlier than 120 days prior to the anniversary date of the Annual Meeting, or June 23, 2023, and no later than 90 days prior to the anniversary of the Annual Meeting, or July 23, 2023. In the event the 2023 annual meeting if stockholders is being held more than 30 days before or more than 70 days after the anniversary of the Annual Meeting, or if directors are to be elected at a special meeting, you should refer to the Bylaws for the specific requirements. We will not consider any proposal or nomination that is not timely or that otherwise does not meet each of the requirements of the Bylaws.

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PROPOSAL 1 – ELECTION OF DIRECTORS

General

Stockholders are being asked to elect six directors, Rory J. Cutaia, Phillip J. Bond, Kenneth S. Cragun, James P. Geiskopf, Judith Hammerschmidt and Edmund C. Moy, each to serve for a term ending at the next annual meeting of stockholders following the Annual Meeting, or until their respective successors have been duly elected and qualified, or until their respective earlier death, resignation or removal.

Nancy Heinen will not be standing for re-election at the Annual Meeting and her service on our Board and committees will conclude at the Annual Meeting. Our Board would like to thank Ms. Heinen for her years of dedicated service to the Company.

If any of the director nominees becomes unable or unwilling to serve as a director before the Annual Meeting, an event which is not presently anticipated, the person named as proxy will vote in accordance with his discretion for any substitute nominee proposed by our Board or, if no substitute is selected by our Board at the Annual Meeting, for a motion to reduce the authorized number of directors to the number of director nominees remaining available to serve.

Voting Recommendation

OUR BOARD RECOMMENDS THAT YOU VOTE “FOR” THE ELECTION OF EACH OF THE SIX DIRECTOR NOMINEES.

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INFORMATION ABOUT OUR BOARD, BOARD COMMITTEES AND GOVERNANCE

Board and Committee Composition

Currently, we have six directors with each director serving until his or her successor is duly elected and qualified, or until his or her earlier death, resignation or removal. Five of the director nominees are existing directors. Mr. Moy was recommended for election by the Governance and Nominating Committee.

The table below lists each director nominee’s committee memberships and the chairperson of each Board committee.

Name	Audit Committee	Compensation Committee	Governance and Nominating Committee	Risk and Disclosure Committee
Rory J. Cutaia
James P. Geiskopf	X	Chairperson	X	X
Phillip J. Bond	X	X	Chairperson	X
Kenneth S. Cragun	Chairperson	X	X	Chairperson
Judith Hammerschmidt		X	X
Edmund C. Moy(1)		X	X	X

(1)	This table reflects the committees to which Mr. Moy is expected to be appointed assuming he is elected at the Annual Meeting.

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Biographical Information – Directors and Executive Officers

The table below provides certain biographical information about our director nominees and executive officers.

Name	Position Held	Age	Since

Rory J. Cutaia	Chairperson of our Board, President, Chief Executive Officer and Secretary	66	October 16, 2014
Salman H. Khan	Chief Financial Officer and Treasurer	44	January 20, 2022
James P. Geiskopf	Lead Independent Director	63	October 16, 2014
Philip J. Bond	Director	65	September 10, 2018
Kenneth S. Cragun	Director	61	September 10, 2018
Judith Hammerschmidt	Director	68	December 20, 2019
Nancy Heinen(1)	Director	65	December 20, 2019
Edmund C. Moy	Director Nominee	64	N/A

(1)	Ms. Heinen will not be standing for re-election at the Annual Meeting and her service on our Board and committees will conclude at the Annual Meeting.

Board Diversity Matrix

In accordance with the rules of the Nasdaq Stock Market (“Nasdaq”), the following table reflects our Board diversity matrix as of September 6, 2022:

Total Number of Directors	6

	Female	Male	Non-Binary	Did Not Disclose Gender

Part I: Gender Identity
Directors	2	4	-	-
Part II: Demographic Background
African American or Black	-	-	-	-
Alaskan Native or Native American	-	-	-	-
Asian	-	-	-	-
Hispanic or Latinx	-	-	-	-
Native Hawaiian or Pacific Islander	-	-	-	-
White	2	4	-	-
Two or More Races or Ethnicities	-	-	-	-
LGBTQ+			-
Did Not Disclose Demographic Background			-

Business Experience

Below is a brief account of the business experience of each of the director nominees and executive officers.

Rory J. Cutaia, Chairperson of our Board, President, Chief Executive Officer and Secretary

Rory J. Cutaia has served as our Chairperson of our Board, Chief Executive Officer, President and Secretary, since the formation of Cutaia Media Group (“CMG”) in 2012, in which roles he has continued to serve through our October 2014 acquisition of bBooth (USA), Inc. (“bBooth”) to the present. In these roles, Mr. Cutaia also serves as our Principal Executive Officer. Mr. Cutaia founded CMG in 2012 and bBooth in 2014. In May 2014, CMG and bBooth merged and became known as bBoothUSA, which was acquired in October 2014 by Global Systems Designs, Inc. (“GSD”), our predecessor. Prior to that, from October 2006 to August 2011, Mr. Cutaia was a partner and Entrepreneur-in-Residence at Corinthian Capital Group, Inc. (“Corinthian”), a private equity fund based in New York City that invested in middle-market, U.S. based companies. During his tenure at Corinthian, from June 2008 to October 2011, Mr. Cutaia was the co-founder and Executive Chairman of Allied Fiber, Inc., a company engaged in the construction of a nation-wide fiber-optic network, and from June 2007 to August 2011, Mr. Cutaia was the Chief Executive Officer of GreenFields Coal Company, a company engaged in the deployment of technology to recycle coal waste and clean-up coal waste sites. Before joining Corinthian, from January 2000 to October 2006, he founded and was the Chairman and Chief Executive Officer of The Telx Group, Inc. (“Telx”), a company engaged in the telecom carrier inter-connection, co-location, and data center business, which he sold in 2006. Before founding Telx, Mr. Cutaia was a practicing lawyer with Shea & Gould, a prominent New York City law firm. Mr. Cutaia earned his Juris Doctorate from the Fordham University School of Law in 1985 and his Bachelor of Science, magna cum laude, in business management from the New York Institute of Technology in 1982.

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We believe Mr. Cutaia is qualified to serve on our Board because of his extensive knowledge of our business and current operations, as well as his education and the additional business experiences described above.

Salman H. Khan, Chief Financial Officer and Treasurer

Salman H. Khan was permanently appointed as our Chief Financial Officer and Treasurer on March 30, 2022 after having been appointed Interim Chief Financial Officer and Treasurer on January 20, 2022. In these roles, Mr. Khan also serves as our Principal Financial Officer and Principal Accounting Officer. Mr. Khan initially joined the Company in May 2021 as Executive Vice President of Corporate Development and Strategic Planning where he worked closely with our Chief Executive Officer in connection with mergers and acquisitions and capital market activities. Prior to joining the Company, Mr. Khan served as business division chief financial officer, among other senior executive level positions with Occidental Petroleum Corporation and its spinoff, California Resources Corporation, a NYSE listed company with a market capitalization of approximately $3.5 billion. Mr. Khan has more than 20 years of finance and accounting experience with eight years at Arthur Andersen, PricewaterhouseCoopers and Ernst & Young, where he served domestic and international clients in technology, media, telecommunications, entertainment, and biotechnology industries. Mr. Khan holds a Masters in Business Administration from the University of Michigan, Ross School of Business and is a licensed chartered certified accountant (UK).

James P. Geiskopf, Lead Independent Director

James P. Geiskopf has served as one of our directors since the formation of bBooth in May of 2014, in which role he has continued to serve through our October 2014 acquisition of bBooth by GSD to the present. He also serves as our Lead Independent Director, as the Chairperson of the Compensation Committee, and as a member of the Audit Committee, Governance and Nominating Committee and Risk Committee. Mr. Geiskopf has 32 years of experience leading companies in the services industry. From 1975 to 1986, Mr. Geiskopf served as the Chief Financial Officer of Budget Rent a Car of Fairfield California and from 1986 to 2007, he served as its President and Chief Executive Officer. In 2007, he sold the franchise. Mr. Geiskopf served on the board of directors of Suisun Valley Bank from 1986 to 1993 and also served on the board of directors of Napa Valley Bancorp from 1991 to 1993, which was sold to a larger institution in 1993. Since 2014, Mr. Geiskopf has served on the board of directors of MetaWorks Platforms, Inc. (formerly Currency Works, Inc.), a public company that trades on the OTCQB. From June 2013 to March 2017, Mr. Geiskopf served as a director of Electronic Cigarettes International Group, Ltd.(“ECIG”), a Nevada corporation, an OTC listed company. ECIG filed a voluntary petition for relief under the provisions of Chapter 7 of Title 11 of the United States Code on March 16, 2017.

We believe Mr. Geiskopf is qualified to serve on our Board because of his significant business experience including building, operating, and selling companies, serving on the boards of directors for several banks, and serving as a director and officer of several public companies. In these roles he acquired substantial business management, strategic, operational, human resource, financial, disclosure, compliance, and corporate governance skills.

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Phillip J. Bond, Director

Phillip J. Bond was appointed as one of our directors in September 2018 and currently serves as the Chairperson of the Audit Committee, and as a member of the Compensation Committee, Governance and Nominating Committee and Risk Committee. In 2018, Mr. Bond co-founded Potomac International Partners, Inc., a multidisciplinary consulting firm and currently serves as its President of Government Affairs. In 2009, TechAmerica, a U.S.-based technology trade association, was formed from the merger of AeA, the Cyber Security Industry Alliance, the Government Electronics & Information Technology Association, and the Information Technology Association of America. Mr. Bond was appointed as the President of TechAmerica at the date of the merger, and was appointed as its Chief Executive Officer in 2010. Prior to the merger, Mr. Bond served as the President and Chief Executive Officer of Information Technology Association of America from 2006 to 2008. From 2001 to 2005, Mr. Bond served as Undersecretary of Technology in the U.S. Department of Commerce for Technology. From 2002 to 2003, Mr. Bond served concurrently as Chief of Staff to Commerce Secretary Donald Evans. In his dual role, he worked closely with Secretary Evans to increase market access for U.S. goods and services and further advance America’s technological leadership at home and abroad. Mr. Bond oversaw the operations of the National Institute of Standards and Technology, the Office of Technology Policy, and the National Technical Information Service. Mr. Bond also served as Director of Federal Public Policy for the Hewlett-Packard Company; Senior Vice President for Government Affairs and Treasurer of the Information Technology Industry Council; as Chief of Staff to the late Congresswoman Jennifer Dunn (R-WA); Principal Deputy Assistant Secretary of Defense for Legislative Affairs; Chief of Staff and Rules Committee Associate for Congressman Bob McEwen (R-OH); and as Special Assistant to the Secretary of Defense for Legislative Affairs. Mr. Bond is a graduate of Linfield College in Oregon, where he earned his bachelor’s degree in communications, and now serves on the board of trustees.

We believe Mr. Bond is qualified to serve on our Board because he has extensive and unique leadership experience in Washington D.C., where he is recognized for his leadership roles in the Executive branch of the government of the United States, at major high technology companies, and most recently as the Chief Executive Officer of TechAmerica, the largest technology advocacy association in the United States.

Kenneth S. Cragun, Director

Kenneth S. Cragun was appointed as one of our director in September 2018, and also serves as the Chairperson of the Audit Committee, and as a member of the Compensation Committee, Governance and Nominating Committee and Risk Committee. Mr. Cragun was appointed as Chief Financial Officer of BitNile Holdings, Inc. (NYSE American: NILE) on August 19, 2020. Prior to his appointment as Chief Financial Officer, Mr. Cragun served as Chief Accounting Officer of BitNile Holdings, Inc. since October 1, 2018. Mr. Cragun has served as the Chief Financial Officer of Ault Disruptive Technologies Corporation, an NYSE listed special-purpose acquisition company, since its incorporation in February 2021. Mr. Cragun has been the Senior Vice President of Finance or Chief Financial Officer of Alzamend Neuro, Inc. (NASDAQ: ALZN), an early clinical-stage entity seeking to prevent, treat and cure Alzheimer’s Disease, since October of 2018. He served as a Chief Financial Officer Partner at Hardesty, LLC, a national executive services firm since October 2016. His assignments at Hardesty, LLC included serving as Chief Financial Officer of CorVel Corporation, a $1.1 billion market cap publicly traded company (NASDAQ: CRVL). Mr. Cragun is a three-time finalist for the Orange County Business Journal’s “CFO of the Year - Public Companies” and has more than 30 years of experience, primarily in the technology industry. He served as Chief Financial Officer of two Nasdaq-listed companies: Local Corporation, from April 2009 to September 2016, which operated a U.S. top 100 website “Local.com” and, in June 2015, filed a voluntary petition seeking relief under the provisions of Chapter 11 of Title 11 of the United States Code, and Modtech Holdings, Inc., from June 2006 to March 2009. Mr. Cragun serves on the board of directors of The Singing Machine Company, Inc. (NASDAQ: MICS). Mr. Cragun earned his Bachelor of Science in Accounting from Colorado State University-Pueblo. Mr. Cragun began his professional career at Deloitte.

We believe Mr. Cragun is qualified to serve on our Board due to his extensive experience with fast-growth businesses and building teams in more than 20 countries. Mr. Cragun has also led multiple financing transactions, including IPOs, PIPEs, convertible debt offerings, term loans and lines of credit. We believe his experiences provide additional breadth and depth to our Board.

Nancy Heinen, Former Director

Nancy Heinen was appointed as one of our directors in December 2019 and serves on the Compensation Committee, Governance and Nominating Committee and Risk Committee. Ms. Heinen is currently a board member, investor, strategy consultant, and startup advisor with more than 25 years of experience in senior executive roles in Silicon Valley. In 1997, she was recruited by Steve Jobs to join the executive team of Apple Inc. (“Apple”), and assisted in its turnaround. During Ms. Heinen’s tenure at Apple, her responsibilities included all legal matters, including intellectual property litigation, acquisitions, corporate governance, and securities compliance, as well as global government affairs and corporate security. Previously, she served as General Counsel of NeXT Software, Inc., and Associate General Counsel at Tandem Computers, Inc. Ms. Heinen currently acts as Board Chair of First Place for Youth, is a board member and past board chair of SV2 – Silicon Valley Social Venture Fund, and serves on the advisory boards of Illuminate Ventures, University of California, Berkeley Center for Law and Business, and the Northern California Innocence Project. Ms. Heinen earned her Bachelor of Arts and Juris Doctor from the University of California at Berkeley.

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Judith Hammerschmidt, Director

Judith Hammerschmidt was appointed as one of our directors in December 2019 and serves on the Compensation Committee and Governance and Nominating Committee. Ms. Hammerschmidt has spent the last 40 years as an international attorney. She began her career as a Special Assistant to two Attorneys General of the United States, focusing on international matters of interest to the U.S. government, including negotiating treaties and agreements with foreign governments. She then joined Dickstein, Shapiro & Morin, LLP, a Washington, D.C. firm, where she represented companies around the world as they expanded internationally in highly regulated environments. Her clients included Guess? Inc., Pfizer Inc., Merck & Co., Inc., the Receiver for Bank of Credit and Commerce International of the United Arab Emirates, Recycled Paper Products, Inc., and Herbalife Nutrition Ltd. (“Herbalife”). She provided structuring, growth, and regulatory advice for these and other companies. She joined Herbalife as Vice President and General Counsel of Europe in 1994, becoming Executive Vice President and International Chief Counsel in 1996. In 2002, she was part of the management group that sold Herbalife. Since that time, she has served as outside counsel to a series of entrepreneurial companies looking to expand internationally, primarily in the food and drug/nutritional supplements space. In addition, Ms. Hammerschmidt was previously a Principal in JBT, LLC, a privately held company that owned “mindful dining” restaurants in the Washington, D.C. area. Ms. Hammerschmidt earned her Bachelor of Arts from Duke University and her Juris Doctor from the University of Pittsburgh. Since December 2021, Ms. Hammerschmidt has served as a member of the board of directors of NewAge, Inc. On August 30, 2022, NewAge filed a voluntary petition for relief under the provisions of Chapter 11 of Title 11 of the United States Code.

We believe that Ms. Hammerschmidt is qualified to serve on our Board because of her significant legal and regulatory experience counseling clients of different sizes and stages of growth on complex matters. We believe these experiences will provide additional breadth and depth to our Board.

Edmund C. Moy, Director Nominee

Edmund C. Moy is a director nominee and, if elected, is expected to serve on the Compensation Committee, Governance and Nominating Committee and Risk and Disclosure Committee. From 2001 through 2006, Mr. Moy served as special assistant to the President of the United States at The White House, after which he was appointed as director of the United States Mint at the U.S. Department of the Treasury, a position he held until 2011. Mr. Moy began his career as a sales and marketing executive with Blue Cross Blue Shield United of Wisconsin, was appointed head of the regulatory agency Office of Prepaid Health Care, and was then selected to head the Office of Managed Care at the Centers for Medicare and Medicaid Services. Thereafter, he became an exclusive advisor to private equity firm Welsh, Carson, Anderson & Stowe. Mr. Moy currently serves as a director and member of the audit committee of MetaWorks Platforms, Inc. (formerly Currency Works, Inc.), as director and chair of the audit committee of Parsec Capital Acquisitions Corp. (PCXCU:NASDAQ), and as an advisory board member of Draganfly Inc. (DPRO:NASDAQ). He also advises and consults with several privately held companies, is an exclusive provider of autographs to Numismatic Guaranty Corp., and serves on the Board of Regents for Trinity International University. His prior board service includes privately held Emerald Health Network and L&L Energy, Inc. (LLEN:NASDAQ). He earned his Bachelor of Arts in Economics, International Relations, and Political Science in 1979 from the University of Wisconsin - Madison.

We believe that Mr. Moy is qualified to serve on our Board because he has extensive and unique leadership experience in Washington D.C., where he is recognized for his leadership roles in the Executive Branch of the government of the United States, as well as the experience gained from serving on the boards of several public companies.

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Family Relationships

There are no family relationships among any of our directors, director nominees or executive officers.

Legal Proceedings

Except as disclosed under “Business Experience” above, there are no legal proceedings related to any of our directors, director nominees or executive officers which are required to be disclosed pursuant to applicable SEC rules.

Agreements with Directors

None of our directors or director nominees were selected pursuant to any arrangement or understanding, other than with our directors acting within their capacity as such.

Meetings of our Board and its Committees

Our Board has a standing Audit Committee, Compensation Committee, Governance and Nominating Committee, and Risk and Disclosure Committee. Our Board met 11 times, including telephonic meetings, during the fiscal year ended December 31, 2021. All six directors attended 100% of our Board meetings held during that period. Messrs. Geiskopf, Bond, and Cragun and Mses. Hammerschmidt and Heinen attended 100% of the meetings held by committees of our Board on which they served during that period.

It is our policy that all of our directors are required to make a concerted and conscientious effort to attend our annual meeting of stockholders in each year during which that director serves as a member of our Board. All of our directors attended our 2021 annual meeting of stockholders.

Audit Committee

In June 2021, our Board amended and restated the Audit Committee charter. The Audit Committee charter can be found online at https://www.verb.tech/investor-relations/governance/audit.

The Audit Committee charter requires that each member of the committee meet the independence requirements of Nasdaq and the SEC, and requires the committee to have at least one member that qualifies as an “audit committee financial expert.” Currently, Messrs. Geiskopf, Bond, and Cragun (Chairperson) serve on the Audit Committee and each meets the independence requirements of Nasdaq and the SEC. In addition, Mr. Cragun qualifies as an “audit committee financial expert” under applicable SEC regulations.

In addition to the enumerated responsibilities of the Audit Committee in the charter, the primary function of the committee is to assist our Board in its general oversight of our accounting and financial reporting processes, audits of our financial statements, and internal control and audit functions.

Compensation Committee

In June 2021, our Board amended and restated the Compensation Committee charter. The Compensation Committee charter may be found online at https://www.verb.tech/investor-relations/governance/compensation-committee.

The Compensation Committee charter requires that each member of the committee meet the independence requirements of Nasdaq and the SEC. Currently, Messrs. Geiskopf (Chairperson), Bond and Cragun, and Mses. Hammerschmidt and Heinen, serve as members of the Compensation Committee. If elected, Mr. Moy is expected to serve on the Compensation Committee following the date of the Annual Meeting and Ms. Heinen’s service on the committee will conclude at the Annual Meeting. Following the Annual Meeting, each of the members will meet the independence requirements, qualify as a “non-employee director” within the meaning of Rule 16b-3 under the Exchange Act, and qualify as an outside director within the meaning of Section 162(m) of the Internal Revenue Code of 1986, as amended.

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In addition to the enumerated responsibilities of the Compensation Committee in the charter, the primary function of the committee is to oversee the compensation of our executives, produce an annual report on executive compensation for inclusion in our proxy statement, if and when required by applicable laws or regulations, and advise our Board on the adoption of policies that govern our compensation programs.

Governance and Nominating Committee

In June 2021, our Board amended and restated the Governance and Nominating Committee charter. The charter of the Governance and Nominating Committee may be found online https://www.verb.tech/investor-relations/governance/governance-and-nominating-committee.

The Governance and Nominating Committee charter requires that each member of the committee meet the independence requirements of Nasdaq. Currently, Messrs. Geiskopf, Bond (Chairperson) and Cragun, and Mses. Hammerschmidt and Heinen, serve as members of the Governance and Nominating Committee. If elected, Mr. Moy is expected to serve on the Governance and Nominating Committee following the date of the Annual Meeting and Ms. Heinen’s service on the committee will conclude at the Annual Meeting. Following the Annual Meeting, each of the members will meet the independence requirements of Nasdaq.

In addition to the enumerated responsibilities of the Governance and Nominating Committee in the charter, the primary function of the committee is to determine the slate of director nominees for election to our Board, to identify and recommend candidates to fill vacancies occurring between annual stockholder meetings, and to review our policies and programs that relate to matters of corporate responsibility.

Risk and Disclosure Committee

In June 2021, our Board approved and adopted the Risk and Disclosure Committee charter. The charter of the Risk and Disclosure Committee may be found online at https://www.verb.tech/investor-relations/governance/risk-and-disclosure.

The Risk and Disclosure Committee charter requires that each member of the committee meet the independence requirements of Nasdaq. Currently, Messrs. Geiskopf, Bond and Cragun (Chairman), and Ms. Heinen serve as members of the Risk and Disclosure Committee. If elected, Mr. Moy is expected to serve on the Risk and Disclosure Committee following the date of the Annual Meeting and Ms. Heinen’s service on the committee will conclude at the Annual Meeting. Following the Annual Meeting, each of the members will meet the independence requirements of Nasdaq.

In addition to the enumerated responsibilities of the Risk and Disclosure Committee in the charter, the primary function of the committee is to assist our Chief Executive Officer and Chief Financial Officer in fulfilling their responsibility for oversight of the accuracy and timeliness of the disclosures made by us.

Other Board Committees

Other than the Audit Committee, Compensation Committee, Governance and Nominating Committee, and Risk and Disclosure Committee, we have no standing committees of our Board.

Nominations Process and Criteria

As of September 6, 2022, we had not effected any material changes to the procedures by which our stockholders may recommend nominees to our Board. Our Board does not have a formal policy with regard to the consideration of any director candidates recommended by our stockholders. Our Board has determined it is in the best position to evaluate our requirements, as well as the qualifications of each candidate when it considers the recommendation of a director nominee. Accordingly, we do not currently have any minimum criteria for the election of director nominees, and we do not have any specific procedures for evaluating such nominees. Our Board assesses all candidates, whether submitted by management or stockholders, and makes recommendations for election or appointment.

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In recommending director nominees for appointment to our Board, the Governance and Nominating Committee also actively considers diversity characteristics, including diversity of professional experience, race, ethnicity, gender, age, education, cultural background and personal background. However, we have not adopted a formal policy regarding the consideration of specific diversity characteristic, and instead prefer to rely on the judgment of our committee members in recommending candidates with the most appropriate mix of experiences, skills and expertise.

Any stockholder wishing to propose that a person be nominated for or appointed to our Board may submit such a proposal to:

Verb Technology Company, Inc.

3401 North Thanksgiving Way, Suite 240

Lehi, Utah 84043

(855) 250-2300

Attention: Corporate Secretary

The Corporate Secretary will forward any such correspondence to the Chairperson of the Governance and Nominating Committee for review and consideration in accordance with the criteria described above and the requirements set forth in the Bylaws.

There were no fees paid or due to third parties in the fiscal year ended December 31, 2021 to identify or evaluate, or to assist in evaluating or identifying, potential director nominees.

Director Independence

Our Board is currently composed of six members. We have determined that the following five directors qualify as independent: James P. Geiskopf, Phillip J. Bond, Kenneth S. Cragun, Judith Hammerschmidt and Nancy Heinen. If elected, we expect that Edmund C. Moy will also qualify as independent. We determined that Rory J. Cutaia, our Chairperson, President, Chief Executive Officer and Secretary, is not independent due to his employment relationship with the Company. We evaluated independence in accordance with the rules of Nasdaq and the SEC.

Stockholder Communications with our Board

Stockholders and other parties interested in communicating directly with our Board, a committee thereof, or any individual director, may do so by sending a written communication to the attention of the intended recipient(s) to: Verb Technology Company, Inc., 3401 North Thanksgiving Way, Suite 240, Lehi, Utah 84043, Attention: Corporate Secretary. The Corporate Secretary will forward all appropriate communications to the Chairperson of the Audit Committee.

Orientation and Continuing Education

We have an informal process to orient and educate new directors regarding their role on our Board and committees, as well as the nature and operations of our business. This process provides for an orientation with key members of the management staff, and further provides access to materials necessary to inform them of the information required to carry out their responsibilities as Board members. This information includes the most recent Board-approved budget, the most recent annual report, copies of the audited financial statements, and copies of the interim quarterly financial statements.

As a company with limited resources, we do not typically provide continuing education for our directors. Each director is responsible to maintain the skills and knowledge necessary to meet his or her obligations as a director.

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Director Assessments

In December 2021, the Board implemented individual director assessments. The director assessments involve each director performing a self-assessment, as well as each director individually assessing other members of the Board, taking into account each director’s contributions at Board meetings, service on committees, experience level, and their general ability to contribute to one or more of our major growth areas.

Investment in Human Capital

We believe our people are at the heart of our success and our customers’ success. We endeavor to not only attract and retain talented employees, but also to provide a challenging and rewarding environment to motivate and develop our valuable human capital. We look to our talented employees to lead and foster various initiatives that support our company culture including those related to diversity, equity and inclusion. In addition, we rely heavily on our talented team to execute our growth plans and achieve our long-term strategic objectives.

Compensation Committee Interlocks and Insider Participation

As of September 6, 2022, no member of the Compensation Committee is serving, and during the past year no member of the Compensation Committee has served, as an officer or employee of the Company or any of its subsidiaries. None of our executive officers currently serves, or during the past year has served, as a member of the board of directors or compensation committee (or other committee serving a similar purpose) of any entity that has an executive officer serving on our Board or Compensation Committee. In addition, none of the Compensation Committee members had any relationship, or participated in any transaction, with our Company during the fiscal year ended December 31, 2021 that requires disclosure under SEC rules. We have entered into indemnification agreements with each of our directors, including each member of the Compensation Committee.

Code of Ethics

In 2014, our Board approved and adopted a code of ethics and business conduct for directors, senior officers, and employees, or code of ethics, that applies to all of our directors, officers, and employees, including our principal executive officer and principal financial officer. The code of ethics is available on our website at https://www.verb.tech/investor-relations/governance/code-of-ethics.

The code of ethics addresses conduct with respect to, among other things, conflicts of interests; compliance with applicable laws, rules and regulations; full, fair, accurate, timely and understandable disclosure by us; competition and fair dealing; corporate opportunities; confidentiality; protection and proper use of our assets; and reporting suspected illegal or unethical behavior.

To the extent required by law, any amendments to or waivers of any provision of the code of ethics will be promptly disclosed publicly on our website.

Board Leadership Structure and Role in Risk Oversight

Board Leadership Structure

We currently combine the positions of Chairperson and Chief Executive Officer into one position. We believe that this structure is appropriate at this time and that this combined model has certain advantages over other leadership structures. This combined role allows Mr. Cutaia to drive execution of our strategic plans and facilitates effective communication between management and our Board to bring key issues to its attention, and to see that our Board’s guidance and decisions are implemented effectively by management.

Further, our Board has designated Mr. Geiskopf as its Lead Independent Director. Mr. Geiskopf qualifies as an independent director under Nasdaq and SEC rules. Our Board believes that his strong leadership and qualifications, including his prior experience as a chief executive officer and chief financial officer and his tenure on our Board, among other factors, contribute to his ability to fulfill the role of Lead Independent Director effectively.

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Role of our Board in Risk Oversight

Our Board is responsible for the oversight of our operational risk management process. Our Board has delegated authority for addressing certain risks, and assessing the steps management has taken to monitor, control, and report such risks to the Audit Committee. Such risks include risks relating to execution of our growth strategy, the effects of the economy and general financial condition and outlook, our ability to expand our client base, communication with investors, certain actions of our competitors, the protection of our intellectual property, sufficiency of our capital, security of information systems and data, integration of new information systems, credit risk, product liability, and costs of reliance on external advisors. The Audit Committee then reports such risks as appropriate to our Board, which then initiates discussions with appropriate members of our senior management if, after discussion of such risks, our Board determines that such risks raise questions or concerns about the status of operational risks then facing us.

Our Board relies on the Compensation Committee to address significant risk exposures that we may face with respect to compensation, including risks relating to retention of key employees, protection of partner relationships, management succession, and benefit costs, and, when appropriate, reports these risks to the full Board.

Change of Control Arrangements

We do not know of any arrangements, which may, at a subsequent date, result in a change of control of the Company.

Delinquent Section 16(a) Reports

Section 16(a) of the Exchange Act requires our officers and directors, and persons who beneficially own more than 10% of the outstanding shares of our common stock, to file reports of ownership and changes in ownership concerning their shares of our common stock with the SEC and to furnish us with copies of all Section 16(a) forms they file. We are required to disclose delinquent filings of reports by such persons.

Based solely on the copies of such reports and amendments thereto received by us, or written representations that no filings were required, we believe that all Section 16(a) filing requirements applicable to our executive officers and directors and 10% stockholders were met for the year ended December 31, 2021.

Director Compensation Table

The table below summarizes the compensation paid to our non-employee directors for the fiscal year ended December 31, 2021:

Name(1)	Fees Earned or Paid in Cash ($)	Stock Awards ($)(2)		Total ($)
James P. Geiskopf	175,000	172,000	(3)	347,000

Philip J. Bond	75,000	86,000	(4)	161,000

Kenneth S. Cragun	75,000	86,000	(4)	161,000

Judith Hammerschmidt	75,000	86,000	(4)	161,000

Nancy Heinen(5)	75,000	86,000	(4)	161,000

(1)	Mr. Cutaia is not included in this table as he is an employee of the Company and does not receive any additional compensation for his service as a director. The compensation received by Mr. Cutaia as an employee is disclosed in the section titled “Executive Compensation - Summary Compensation Table.”

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(2)	The amounts in this column represent the aggregate grant date fair value of the awards computed in accordance with FASB ASC Topic 718.

(3)	Represents 101,658 restricted stock units valued at $1.69 per share, which was the closing price of our common stock on Nasdaq on the grant date. The restricted stock units vested on the first anniversary of the grant date.

(4)	Represents 50,829 restricted stock units valued at $1.69 per share, which was the closing price of our common stock on Nasdaq on the grant date. The restricted stock units vested on the first anniversary of the grant date.

(5)	Nancy Heinen will not be standing for re-election at the Annual Meeting and her service on our Board and committees will conclude at the Annual Meeting.

Narrative Discussion of Director Compensation

The annual board retainer payable in cash for our Lead Independent Director is $175,000 and for each of our other non-employee directors is $75,000. No additional cash fees are paid for attendance at Board or committee meetings. However, our directors are entitled to reimbursement for reasonable travel and other out-of-pocket expenses incurred in connection with attendance at Board and committee meetings.

Each of our non-employee directors is entitled to receive an annual grant of restricted stock units for service on the Board. The value of the annual grant is determined each year by the Board with feedback from our compensation consultant. The number of shares underlying each grant is determined based on the closing price of our common stock on Nasdaq on the grant date. The grants are typically subject to vesting on the first anniversary of the grant date. Additional information about the grants made during the fiscal year ended December 31, 2022 for each non-employee director is provided below.

Further, our Board may also award special remuneration to directors who provide special services on behalf of the Company, which may be in the form of cash or equity awards, subject to compliance with applicable Nasdaq and SEC rules regarding independence.

James P. Geiskopf

Mr. Geiskopf earned total cash compensation for his services to us in the amount of $175,000 and $152,000 for the fiscal years ended December 31, 2021 and 2020, respectively.

On January 4, 2021, we granted Mr. Geiskopf restricted stock units valued at $172,000 payable in 101,658 shares of our common stock. The restricted stock award vested on the first anniversary of the grant date. The price per share as reported by Nasdaq on the day of issuance was $1.69 and was used to calculate fair market value.

On April 10, 2020, we granted Mr. Geiskopf restricted stock units valued at $12,000 payable in 9,782 shares of our common stock as part of the Company’s COVID-19 Full Employment and Cash Preservation Plan (the “COVID Plan”). The restricted stock units vested on July 15, 2020 upon completion of the plan. The price per share was $1.198, which was the 21-day volume weighted average price as reported by Nasdaq. The price per share as reported by Nasdaq on the day of issuance was $1.47 and was used to calculate fair market value.

On July 29, 2020, we granted Mr. Geiskopf restricted stock units valued at $160,000 payable in 150,943 shares of our common stock. The restricted stock units vested on the first anniversary of the grant date. The price per share as reported by Nasdaq on the day of issuance was $1.06 and was used to calculate fair market value.

On July 29, 2020, we granted Mr. Geiskopf restricted stock units valued at $35,000 payable in 33,078 shares of our common stock. The restricted stock units vested on grant date. The price per share as reported by Nasdaq on the day of issuance was $1.06 and was used to calculate fair market value.

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Philip J. Bond

Mr. Bond earned total cash compensation for his services to us in the amount of $75,000 and $70,000 for the fiscal years ended December 31, 2021 and 2020, respectively.

On January 4, 2021, we granted Mr. Bond restricted stock units valued at $86,000 payable in 50,829 shares of our common stock. The restricted stock units vested on the first anniversary of the grant date. The price per share as reported by Nasdaq on the day of issuance was $1.69 and was used to calculate fair market value.

On April 10, 2020, we granted Mr. Bond restricted stock units valued at $6,000 payable in 4,891 shares of our common stock as part of the COVID Plan. The restricted stock units vested on July 15, 2020 upon completion of the plan. The price per share was $1.198, which was the 21-day volume weighted average price as reported by Nasdaq. The price per share as reported by Nasdaq on the day of issuance was $1.47 and was used to calculate fair market value.

On July 29, 2020, we granted Mr. Bond restricted stock units valued at $80,000 payable in 75,472 shares of our common stock. The restricted stock units vested on the first anniversary of the grant date. The price per share as reported by Nasdaq on the day of issuance was $1.06 and was used to calculate fair market value.

Kenneth S. Cragun

Mr. Cragun earned total cash compensation for his services to us in the amount of $75,000 and $70,000 for the fiscal years ended December 31, 2021 and 2020, respectively.

On January 4, 2021, we granted Mr. Cragun restricted stock units valued at $86,000 payable in 50,829 shares of our common stock. The restricted stock units vested on the first anniversary of the grant date. The price per share as reported by Nasdaq on the day of issuance was $1.69 and was used to calculate fair market value.

On April 10, 2020, we granted Mr. Cragun restricted stock units valued at $6,000 payable in 4,891 shares of our common stock as part of the COVID Plan. The restricted stock units vested on July 15, 2020 upon completion of the plan. The price per share was $1.198, which was the 21-day volume weighted average price as reported by Nasdaq. The price per share as reported by Nasdaq on the day of issuance was $1.47 and was used to calculate fair market value.

On July 29, 2020, we granted Mr. Cragun restricted stock units valued at $80,000 payable in 75,472 shares of our common stock. The restricted stock units vested on the first anniversary of the grant date. The price per share as reported by Nasdaq on the day of issuance was $1.06 and was used to calculate fair market value.

Judith Hammerschmidt

Ms. Hammerschmidt earned total cash compensation for her services to us in the amount of $75,000 and $64,000 for the fiscal years ended December 31, 2021 and 2020, respectively.

On January 4, 2021, we granted Ms. Hammerschmidt restricted stock units valued at $86,000 payable in 50,829 shares of our common stock. The restricted stock units vested on the first anniversary of the grant date. The price per share as reported by Nasdaq on the day of issuance was $1.69 and was used to calculate fair market value.

On April 10, 2020, we granted Ms. Hammerschmidt restricted stock units valued at $6,000 payable in 4,891 shares of our common stock as part of the COVID Plan. The restricted stock units vested on July 15, 2020 upon completion of the plan. The price per share was $1.198, which was the 21-day volume weighted average price as reported by Nasdaq. The price per share as reported by Nasdaq on the day of issuance was $1.47 and was used to calculate fair market value.

On July 29, 2020, we granted Ms. Hammerschmidt restricted stock units valued at $80,000 payable in 75,472 shares of our common stock. The restricted stock units vested on the first anniversary of the grant date. The price per share as reported by Nasdaq on the day of issuance was $1.06 and was used to calculate fair market value.

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Nancy Heinen

Ms. Heinen earned total cash compensation for her services to us in the amount of $75,000 and $64,000 for the fiscal years ended December 31, 2021 and 2020 respectively.

On January 4, 2021, we granted Ms. Heinen restricted stock units valued at $86,000 payable in 50,829 shares of our common stock. The restricted stock units vested on the first anniversary of the grant date. The price per share as reported by Nasdaq on the day of issuance was $1.69 and was used to calculate fair market value.

On April 10, 2020, we granted Ms. Heinen restricted stock units valued at $6,000 payable in 4,891 shares of our common stock as part of the COVID Plan. The restricted stock units vested on July 15, 2020 upon completion of the plan. The price per share was $1.198, which was the 21-day volume weighted average price as reported by Nasdaq. The price per share as reported by Nasdaq on the day of issuance was $1.47 and was used to calculate fair market value.

On July 29, 2020, we granted Ms. Heinen restricted stock units valued at $80,000 payable in 75,472 shares of our common stock. The restricted stock units vested on the first anniversary of the grant date. The price per share as reported by Nasdaq on the day of issuance was $1.06 and was used to calculate fair market value.

Nancy Heinen will not be standing for re-election at the Annual Meeting and any unvested restricted stock units will terminate in accordance with the terms of the relevant award agreements.

Equity Awards Outstanding

The following table sets forth, for each non-employee director, the number of equity awards outstanding as of December 31, 2021:

Name	Number of Restricted Stock Units (#)	Number of Stock Options (#)
James P. Geiskopf	101,658	133,333

Philip J. Bond	50,829	66,667

Kenneth S. Cragun	50,829	66,667

Judith Hammerschmidt	80,232	-

Nancy Heinen	80,232	-

Indemnification of Directors and Officers

We are a Nevada corporation governed by the Nevada Revised Statutes (the “NRS”).

Section 78.138 of the NRS provides that, unless the corporation’s articles of incorporation provide otherwise, a director or officer will not be individually liable unless it is proven that (i) the director’s or officer’s acts or omissions constituted a breach of his or her fiduciary duties, and (ii) such breach involved intentional misconduct, fraud, or a knowing violation of the law.

Section 78.7502 of the NRS permits a company to indemnify its directors and officers against expenses, judgments, fines, and amounts paid in settlement actually and reasonably incurred in connection with a threatened, pending, or completed action, suit, or proceeding, if the officer or director (i) is not liable pursuant to Section 78.138 of the NRS, or (ii) acted in good faith and in a manner the officer or director reasonably believed to be in or not opposed to the best interests of the corporation and, if a criminal action or proceeding, had no reasonable cause to believe the conduct of the officer or director was unlawful. Section 78.7502 of the NRS also precludes indemnification by the corporation if the officer or director has been adjudged by a court of competent jurisdiction, after exhaustion of all appeals, to be liable to the corporation or for amounts paid in settlement to the corporation, unless and only to the extent that the court determines that in view of all the circumstances, the person is fairly and reasonably entitled to indemnity for such expenses and requires a corporation to indemnify its officers and directors if they have been successful on the merits or otherwise in defense of any claim, issue, or matter resulting from their service as a director or officer.

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Section 78.751 of the NRS permits a Nevada corporation to indemnify its officers and directors against expenses incurred by them in defending a civil or criminal action, suit, or proceeding as they are incurred and in advance of a final disposition thereof, upon determination by the stockholders, the disinterested board members, or by independent legal counsel. Section 78.751 of the NRS provides that the articles of incorporation, the bylaws, or an agreement may require a corporation to advance expenses as incurred upon receipt of an undertaking by or on behalf of the officer or director to repay the amount if it is ultimately determined by a court of competent jurisdiction that such officer or director is not entitled to be indemnified by the corporation if so provided in the corporation’s articles of incorporation, bylaws, or other agreement. Section 78.751 of the NRS further permits the corporation to grant its directors and officers additional rights of indemnification under its articles of incorporation, bylaws, or other agreement.

Section 78.752 of the NRS provides that a Nevada corporation may purchase and maintain insurance or make other financial arrangements on behalf of any person who is or was a director, officer, employee, or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee, or agent of another company, partnership, joint venture, trust, or other enterprise, for any liability asserted against him and liability and expenses incurred by him in his capacity as a director, officer, employee, or agent, or arising out of his status as such, whether or not the corporation has the authority to indemnify him against such liability and expenses. We have obtained insurance policies insuring our directors and officers against certain liabilities they may incur in their capacity as directors and officers. Under such policies, the insurer, on our behalf, may also pay amounts for which we have granted indemnification to the directors or officers.

The foregoing discussion of indemnification merely summarizes certain aspects of indemnification provisions and is limited by reference to the above discussed sections of the NRS.

Our articles of incorporation provide that, except in some specified instances, our directors and officers shall not be personally liable to us or our stockholders for monetary damages for breach of their fiduciary duty as directors and officers, except liability for the following:

●	acts or omissions which involve intentional misconduct, fraud or knowing violation of law; or
●	the payment of distributions in violation of NRS 78.300, as amended.

In addition, our articles of incorporation and Bylaws provide that we must indemnify our directors and officers and may indemnify our employees and other agents to the fullest extent permitted by the NRS. The Bylaws also authorize us to purchase and maintain insurance on behalf of any of our directors or officers against any liability asserted against that person in that capacity, whether or not we would have the power to indemnify that person against such liability and expenses. We have entered and expect to continue to enter into agreements to indemnify our directors and executive officers as determined by our Board. In general, the indemnification agreements provide that we will, to the fullest extent permitted by Nevada law and subject to certain limitations, indemnify the indemnitee against certain expenses (including attorneys’ fees), judgments, fines, penalties, and settlement amounts that may be incurred in connection with the defense or settlement of any claim, criminal, civil, or administrative action or proceeding to which the indemnitee becomes subject in connection with his or her services as an executive officer, director, or both. We believe that these Bylaw provisions and indemnification agreements are necessary to attract and retain qualified persons as directors and executive officers.

The limitation of liability and indemnification provisions in our articles of incorporation and Bylaws may discourage stockholders from bringing a lawsuit against our directors for breach of their fiduciary duty. They may also reduce the likelihood of derivative litigation against our directors and officers, even though an action, if successful, might benefit us and other stockholders. Furthermore, a stockholder’s investment may be adversely affected to the extent that we pay the costs of settlement and damage awards against directors and officers as required by these indemnification provisions.

Insofar as indemnification for liabilities arising under the Securities Act of 1933, as amended (the “Securities Act”), may be permitted to our directors, officers and controlling persons pursuant to the foregoing provisions, or otherwise, we have been advised that in the opinion of the SEC such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable.

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PROPOSAL 2 – RATIFICATION OF THE SELECTION OF OUR INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

General

It is the responsibility of the Audit Committee to select and retain our independent registered public accounting firm. The Audit Committee has appointed Weinberg as our independent registered public accounting firm for our fiscal year ending December 31, 2022. Although stockholder ratification of the selection of our independent registered public accounting firm is not required by the Bylaws or applicable law, we are submitting the selection for ratification so our stockholders may participate in this important corporate decision. If not ratified, the Audit Committee will reconsider the selection, although the Audit Committee will not be required to select a different independent registered public accounting firm.

Representatives of Weinberg are expected to be present at the Annual Meeting and will have an opportunity to make a statement and respond to questions from stockholders present at the meeting.

Audit Fees and Services

The following table sets forth the fees billed to us for the year ended December 31, 2021 and 2020 for professional services rendered by our independent registered public accounting firm.

Fees	Year Ended December 31, 2021	Year Ended December 31, 2020
Audit Fees	$224,000	$217,000
Audit-Related Fees	2,000	4,000
Tax Fees	44,000	46,000
All Other Fees	50,000	93,000
Total Fees	$320,000	$360,000

For purposes of the table, the professional fees are classified as follows:

●	Audit Fees - Fees performed for the audit of our annual financial statements and the required review of our quarterly financial statements and other procedures performed by the independent auditors to form an opinion on our financial statements.
●	Audit-Related Fees - Fees for expenses by the independent auditors that are associated with the audit, but don’t fall within the above-described category.
●	Tax Fees - Fees for all professional services performed by professional staff in our independent auditor’s tax group, except those services related to the audit of our financial statements.
●	All Other Fees - Fees for other permissible work, such as due diligence related to acquisitions and dispositions, audits related to acquisitions, attestation services that are not required by statute or regulation, and for other permissible work performed that does not meet the above-described categories.

Pre-Approval Policies and Procedures

The Audit Committee has adopted policies and procedures to oversee the external audit process and pre-approves all services provided by our independent registered public accounting firm. All of the above services and fees were reviewed and approved by the Audit Committee, as applicable, before the respective services were rendered.

Voting Recommendation

OUR BOARD RECOMMENDS THAT STOCKHOLDERS VOTE “FOR” THE RATIFICATION OF THE SELECTION OF WEINBERG AS OUR INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM FOR THE FISCAL YEAR ENDING DECEMBER 31, 2022.

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AUDIT COMMITTEE REPORT

The Audit Committee is responsible for, among other things, reviewing and discussing our audited financial statements with management, discussing with our independent registered public accounting firm information relating to its judgments about the quality of our accounting principles, recommending to our Board that we include the audited financial statements in the Annual Report on Form 10-K, and overseeing compliance with the SEC requirements for disclosure of our independent registered public accounting firm’s services.

Review of Audited Financial Statements

The Audit Committee reviewed our financial statements for the fiscal year ended December 31, 2021, as audited by Weinberg & Company, P.A. (“Weinberg”), our independent registered public accounting firm, and discussed these financial statements with management. In addition, the Audit Committee has discussed with Weinberg the matters required to be discussed by Auditing Standards No. 1301, Communications with Audit Committees, as adopted by the Public Company Accounting Oversight Board, as may be modified or supplemented. Furthermore, the Audit Committee has received the written disclosures and the letter from Weinberg required by the Independence Standards Board Standard No. 1, as may be modified or supplemented, and has discussed with Weinberg its independence.

The members of the Audit Committee are not professionally engaged in the practice of auditing or accounting and are not experts in the fields of accounting or auditing, or in determining auditor independence. However, our Board has determined that each member of the Audit Committee meets the independence criteria set forth in the applicable rules of Nasdaq and the SEC, and that one member of the Audit Committee, Mr. Cragun, qualifies as an “audit committee financial expert,” as defined by SEC regulations. Members of the Audit Committee rely, without independent verification, on the information provided to them and on the representations made by management. Accordingly, the Audit Committee’s oversight does not currently provide an independent basis to determine that management has maintained procedures designed to assure compliance with accounting standards and applicable laws and regulations.

Recommendation

Based upon the foregoing review and discussion, the Audit Committee recommended to our Board that the audited financial statements for the fiscal year ended December 31, 2021 be included in the Annual Report on Form 10-K for such fiscal year.

Audit Committee
Kenneth S. Cragun (Chairperson)
James P. Geiskopf
Phillip J. Bond

The Audit Committee Report shall not be deemed incorporated by reference by any general statement incorporating by reference this Proxy Statement into any filing under the Securities Act or the Exchange Act except to the extent that we specifically incorporate this information by reference, and shall not otherwise be deemed filed under the Securities Act or the Exchange Act.

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PROPOSAL 3 – APPROVAL, ON A NON-BINDING, ADVISORY BASIS, COMPENSATION OF OUR NAMED EXECUTIVE OFFICERS

General

In accordance with applicable SEC rules, we are providing our stockholders with the opportunity to cast a non-binding, advisory vote on the compensation of our named executive officers as described in this Proxy Statement. We consider seeking the views of our stockholders on our executive compensation program to be an important part of our decision-making process.

For additional information about our executive compensation program, refer to the section titled “Executive Compensation” and the related compensation tables and footnotes.

Proposal

In accordance with Section 14A of the Exchange Act, we are asking our stockholders to approve the following resolution at the Annual Meeting:

“RESOLVED, that our stockholders approve, on a non-binding advisory basis, the compensation of our Named Executive Officers, as described in the Executive Compensation section, and the related compensation tables and footnotes, in the Proxy Statement for our 2022 Annual Meeting of Stockholders.”

Because this vote is advisory only, it will not be binding upon our Board or the Compensation Committee. However, the Compensation Committee will take the outcome of the vote into account when considering future executive compensation arrangements.

Voting Recommendation

OUR BOARD RECOMMENDS THAT YOU VOTE “FOR” THE PROPOSAL TO APPROVE, ON A NON-BINDING ADVISORY BASIS, THE COMPENSATION OF OUR NAMED EXECUTIVE OFFICERS.

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EXECUTIVE COMPENSATION

Summary Compensation Table

The table and discussion below present compensation information for the following executive officers, which we refer to as our “named executive officers”:

●	Rory J. Cutaia, our Chairperson, President, Chief Executive Officer, and Secretary; and
●	Jeffrey R. Clayborne, our former Chief Financial Officer and Treasurer.

Name and Principal Position	Year	Salary ($)	Bonus ($)		Stock Awards ($)(1)		Option Awards ($)(1)	All Other Compensation ($)	Total ($)
Rory J. Cutaia	2021	490,000	350,000	(2)	537,000	(3)	-	-	1,377,000	(4)
	2020	452,000	590,000		722,000		-	-	1,764,000

Jeffrey R. Clayborne(5)	2021	250,000	-		322,000	(6)	-	-	572,000	(7)
	2020	234,000	150,000		391,000		-	-	775,000

Salman H. Khan(8)

(1)	The amounts in this column represent the aggregate grant date fair value of the respective awards computed in accordance with FASB ASC Topic 718. For information about the assumptions underlying these calculations, refer to Note 2 to our consolidated financial statements included in the Annual Report.

(2)	Represents an annual incentive bonus of $350,000.

(3)	Represents the grant of an aggregate of 317,682 restricted stock units.

(4)	As of December 31, 2021 and 2020, Mr. Cutaia had accrued but unpaid compensation equal to $1,031,000 and $697,000, respectively.

(5)	Mr. Clayborne resigned as Chief Financial Officer and Treasurer effective January 20, 2022.

(6)	Represents the grant of an aggregate of 190,609 restricted stock units.

(7)	As of December 31, 2021 and 2020, Mr. Clayborne had accrued but unpaid compensation equal to $77,000 and $125,000, respectively. On February 14, 2022, Mr. Clayborne executed a separation agreement which settled all accrued and unpaid compensation as of January 20, 2022.

(8)	On January 20, 2022, our Board appointed Salman H. Khan as Interim Chief Financial Officer and Treasurer. On March 30, 2022, our Board approved Mr. Khan’s permanent appointment as Chief Financial Officer and Treasurer.

Narrative Disclosure to Summary Compensation Table

The following is a discussion of the material information that we believe is necessary to understand the information disclosed in the Summary Compensation Table.

Rory J. Cutaia

On December 20, 2019, we entered into an executive employment agreement with Mr. Cutaia. The employment agreement has a four-year term that can be extended for additional one-year periods. In addition to certain payments due to Mr. Cutaia upon termination of employment, the employment agreement contains customary non-competition, non-solicitation and confidentiality provisions. Mr. Cutaia is entitled to an annual base salary of $430,000, which shall not be subject to reduction during the initial term, but will be subject to annual reviews and increases, if and as approved in the sole discretion of our Board. In addition, Mr. Cutaia is eligible to receive performance-based cash and/or stock bonuses upon attainment of performance targets established by our Board in its sole discretion. We must make annual equity grants to Mr. Cutaia as determined by our Board in its sole discretion. Finally, Mr. Cutaia is eligible for certain other benefits, such as health, vision, and dental insurance, life insurance, and 401(k) matching.

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Mr. Cutaia earned a base salary of $490,000 and $452,000 for the fiscal years ended December 31, 2021 and 2020, respectively.

For performance during the fiscal year ended December 31, 2021, Mr. Cutaia earned an annual incentive bonus totaling $350,000.

On January 4, 2021, we granted Mr. Cutaia restricted stock units totaling $537,000 payable in 317,682 shares of our common stock. The restricted stock units are subject to a four-year vesting period, with 25% of the award vesting on the first, second, third, and fourth anniversaries of the grant date. The price per share as reported by Nasdaq on the day of issuance was $1.69 and was used to calculate fair market value.

For performance during the fiscal year ended December 31, 2020, Mr. Cutaia earned an annual incentive bonus totaling $490,000.

On April 10, 2020, we granted Mr. Cutaia restricted stock units valued at $37,000 payable in 31,030 shares of our common stock as part of the COVID Plan. The restricted stock units vested on July 15, 2020 upon completion of the plan. The price per share was $1.198, which was the 21-day volume weighted average price as reported by Nasdaq. The price per share as reported by Nasdaq on the day of issuance was $1.47 and was used to calculate fair market value.

On July 29, 2020, Mr. Cutaia earned an incentive bonus totaling $100,000 for the successful closing of our March 31, 2020 private placement and the July 24, 2020 underwritten public offering of our common stock.

On July 29, 2020, we granted Mr. Cutaia restricted stock units valued at $500,000 payable in 471,698 shares of our common stock. The restricted stock units are subject to a four-year vesting period, with 25% of the award vesting on the first, second, third, and fourth anniversaries of the grant date. The price per share as reported by Nasdaq on the day of issuance was $1.06 and was used to calculate fair market value.

On July 29, 2020, we granted Mr. Cutaia restricted stock units valued at $176,000 payable in 166,365 shares of our common stock. The restricted stock units vested on grant date. The price per share as reported by Nasdaq on the day of issuance was $1.06 and was used to calculate fair market value.

As of December 31, 2021 and 2020, Mr. Cutaia had accrued but unpaid compensation equal to $1,031,000 and $697,000, respectively.

Jeffrey R. Clayborne

Mr. Clayborne earned a base salary of $250,000 and $234,000 for the fiscal years ended December 31, 2021 and 2020, respectively.

On January 4, 2021, we granted Mr. Clayborne restricted stock units valued at $322,000 payable in 190,609 shares of our common stock. The restricted stock units were subject to a four-year vesting period, with 25% of the award vesting on the first, second, third, and fourth anniversaries of the grant date. The price per share as reported by Nasdaq on the day of issuance was $1.69 and was used to calculate fair market value.

For performance during the fiscal year ended December 31, 2020, Mr. Clayborne earned an annual incentive bonus totaling $125,000.

On April 10, 2020, we granted Mr. Clayborne restricted stock units valued at $20,000 payable in 16,303 shares of our common stock as part of the COVID Plan. The restricted stock units vested on July 15, 2020 upon completion of the plan. The price per share was $1.198, which was the 21-day volume weighted average price as reported by Nasdaq. The price per share as reported by Nasdaq on the day of issuance was $1.47 and was used to calculate fair market value.

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On July 29, 2020, Mr. Clayborne earned an incentive bonus totaling $25,000 for the successful closing of our March 31, 2020 private placement and the July 24, 2020 underwritten public offering of our common stock, respectively.

On July 29, 2020, we granted Mr. Clayborne restricted stock units valued at $300,000 payable in 283,019 shares of our common stock. The restricted stock units were subject to a four-year vesting period, with 25% of the award vesting on the first, second, third, and fourth anniversaries of the grant date. The price per share as reported by Nasdaq on the day of issuance was $1.06 and was used to calculate fair market value.

On July 29, 2020, we granted Mr. Clayborne restricted stock units valued at $67,000 payable in 63,288 shares of our common stock. The restricted stock units vested on grant date. The price per share as reported by Nasdaq on the day of issuance was $1.06 and was used to calculate fair market value.

As of December 31, 2021 and 2020, Mr. Clayborne had accrued but unpaid compensation equal to $77,000 and $125,000, respectively.

Mr. Clayborne resigned as our Chief Financial Officer and Treasurer effective January 20, 2022. As a result, all unvested restricted stock units were terminated, provided that 25,000 previously unvested restricted stock units were permitted to vest pursuant to a separation agreement executed by Mr. Clayborne. In addition, all options that were unexercised prior to resignation were terminated.

Compensation Consultant

The Compensation Committee receives advice regarding our compensation programs applicable to executive officers and non-employee directors from its independent compensation consultant, Compensation Advisory Partners LLC (“CAP”). The Compensation Committee selected CAP based on its experience providing strategic executive compensation advice to help companies balance human capital risks while focusing on driving business performance. In making the selection, the Compensation Committee assessed whether work performed or advice rendered by CAP would raise any conflicts of interest and determined that there are no conflicts of interest with respect to this independent compensation consultant.

For the fiscal year ended December 31, 2021, CAP provided information on competitive pay practices and trends in our industry, and made recommendations regarding our peer group, as well as the structure of our compensation programs. The Compensation Committee carefully considered the recommendations in approving the compensation for the named executive officers and non-employee directors during the year.

While we are not obligated to retain an independent compensation consultant, the Compensation Committee believes that the use of an independent consultant provides assurance that our compensation programs are competitive and aligned with our business objectives. The decision to engage CAP was made by the Compensation Committee, and CAP reports directly to the committee.

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Outstanding Equity Awards at Fiscal Year-End

The following table sets forth, for each named executive officer, certain information concerning outstanding restricted stock units as of December 31, 2021:

Name	Number of Securities Underlying Unvested Restricted Stock Units (#)	Market Value of Shares that have not Vested ($)(1)	Vesting Date
Rory J. Cutaia	176,413	218,752	December 23, 2023	(2)
	50,000	62,000	December 23, 2022	(3)
	353,774	438,680	July 29, 2024	(4)
	317,682	393,926	January 4, 2025	(5)

Jeffrey R. Clayborne(6)	132,310	164,064	December 23, 2023	(2)
	25,000	31,000	December 23, 2022	(3)
	212,265	263,209	July 29, 2024	(4)
	190,609	236,355	January 4, 2025	(5)

(1)	In accordance with applicable SEC regulations, the market value of the restricted stock awards has been determined based on the closing price of our common stock on December 31, 2021.

(2)	25% vesting on each of the first, second, third, and fourth anniversaries of the grant date.

(3)	25% vesting on the grant date, and 25% vesting on each of the first, second and third anniversaries of the grant date.

(4)	25% vesting on each of the first, second, third and fourth anniversaries of the grant date.

(5)	25% vesting on each of the first, second, third and fourth anniversaries of the grant date.

(6)	Mr. Clayborne resigned as our Chief Financial Officer and Treasurer effective January 20, 2022. As a result, all unvested restricted stock units were terminated, provided that 25,000 previously unvested restricted stock units were permitted to vest pursuant to a separation agreement executed by Mr. Clayborne.

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The following table sets forth, for each named executive officer, certain information concerning outstanding options as of December 31, 2021:

Name	Number of Securities Underlying Unexercised Options (Exercisable) (#)		Number of Securities Underlying Unexercised Options (Unexercisable) (#)		Option Exercise Price ($)	Option Expiration Date
Rory J. Cutaia	-		189,645	(1)	1.13	January 10, 2022
	-		143,085	(1)	1.13	January 10, 2022
	16,667	(2)	-		4.35	January 8, 2024
	16,667	(2)	-		1.16	December 18, 2022
	133,333	(2)	-		1.20	January 9, 2022

Jeffrey R. Clayborne(3)	-		55,129	(1)	1.13	January 10, 2022
	-		71,542	(1)	1.13	January 10, 2022
	33,333	(2)	-		5.33	May 3, 2022
	133,333	(2)	-		1.20	January 9, 2022
	12,876	(2)	-		1.35	January 21, 2023

(1)	All of these options vested on January 10, 2022.

(2)	All of these options have fully vested.

(3)	Mr. Clayborne resigned as our Chief Financial Officer and Treasurer effective January 20, 2022. As a result of Mr. Clayborne’s resignation, all options that were unexercised prior to resignation were terminated.

2019 Omnibus Incentive Plan

On November 11, 2019, our Board approved our 2019 Omnibus Incentive Plan (the “Incentive Plan”) and on December 20, 2019, our stockholders approved and adopted the Incentive Plan. The material terms of the Incentive Plan are summarized below.

On September 2, 2020, our Board approved an additional 8,000,000 shares of our common stock to be authorized for awards granted under the Incentive Plan, and on October 16, 2020, our stockholders approved the additional 8,000,000 shares.

General

The purpose of the Incentive Plan is to enhance stockholder value by linking the compensation of our officers, directors, key employees, and consultants to increases in the price of our common stock and the achievement of other performance objections and to encourage ownership in our company by key personnel whose long-term employment is considered essential to our continued progress and success. The Incentive Plan is also intended to assist us in recruiting new employees and to motivate, retain, and encourage such employees and directors to act in our stockholders’ interest and share in our success.

Term

The Incentive Plan became effective upon approval by our stockholders and will continue in effect from that date until it is terminated in accordance with its terms.

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Administration

The Incentive Plan may be administered by our Board or a committee designated by our Board. Currently, the Compensation Committee administers the Incentive Plan. The administrator has the power to determine the directors, employees, and consultants who may participate in the Incentive Plan and the amounts and other terms and conditions of awards to be granted under the Incentive Plan. All questions of interpretation and administration with respect to the Incentive Plan will be determined by the administrator. The administrator also will have the complete authority to adopt, amend, rescind, and enforce rules and regulations pertaining to the administration of the Incentive Plan; to correct administrative errors; to make all other determinations deemed necessary or advisable for administering the Incentive Plan and any award granted under the Incentive Plan; and to authorize any person to execute, on behalf of us, all agreements and documents previously approved by the administrator, among other items.

Eligibility

Any of our directors, employees, or consultants, or any directors, employees, or consultants of any of our affiliates (except that with respect to incentive stock options, only employees of us or any of our subsidiaries are eligible), are eligible to participate in the Incentive Plan.

Available Shares

Subject to the adjustment provisions included in the Incentive Plan, a total of 16,000,000 shares of our common stock are authorized for awards granted under the Incentive Plan. Shares subject to awards that have been canceled, expired, settled in cash, or not issued or forfeited for any reason (in whole or in part), will not reduce the aggregate number of shares that may be subject to or delivered under awards granted under the Incentive Plan and will be available for future awards granted under the Incentive Plan.

Types of Awards

We may grant the following types of awards under the Incentive Plan: stock awards; options; stock appreciation rights; stock units; or other stock-based awards.

Stock Awards. The Incentive Plan authorizes the grant of stock awards to eligible participants. The administrator determines (i) the number of shares subject to the stock award or a formula for determining such number, (ii) the purchase price of the shares, if any, (iii) the means of payment for the shares, (iv) the performance criteria, if any, and the level of achievement versus these criteria, (v) the grant, issuance, vesting, and/or forfeiture of the shares, (vi) restrictions on transferability, and such other terms and conditions determined by the administrator.

Options. The Incentive Plan authorizes the grant of non-qualified and/or incentive options to eligible participants, which options give the participant the right, after satisfaction of any vesting conditions and prior to the expiration or termination of the option, to purchase shares of our common stock at a fixed price. The administrator determines the exercise price for each share subject to an option granted under the Incentive Plan, which exercise price cannot be less than the fair market value (as defined in the Incentive Plan) of our common stock on the grant date. The administrator also determines the number of shares subject to each option, the time or times when each option becomes exercisable, and the term of each option (which cannot exceed ten years from the grant date).

Stock Appreciation Rights. The Incentive Plan authorizes the grant of stock appreciation rights to eligible participants, which stock appreciation rights give the participant the right, after satisfaction of any vesting conditions and prior to the expiration or termination of the stock appreciation right, to receive in cash or shares of our common stock the excess of the fair market value (as defined in the Incentive Plan) of our common stock on the date of exercise over the exercise price of the stock appreciation right. All stock appreciation rights under the Incentive Plan shall be granted subject to the same terms and conditions applicable to options granted under the Incentive Plan. Stock appreciation rights may be granted to awardees either alone or in addition to or in tandem with other awards granted under the Incentive Plan and may, but need not, relate to a specific option granted under the Incentive Plan.

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Stock Unit Awards and Other Stock-Based Awards. In addition to the award types described above, the administrator may grant any other type of award payable by delivery of our common stock in such amounts and subject to such terms and conditions as the administrator determines in its sole discretion, subject to the terms of the Incentive Plan. Such awards may be made in addition to or in conjunction with other awards under the Incentive Plan. Such awards may include unrestricted shares of our common stock, which may be awarded, without limitation (except as provided in the Incentive Plan), as a bonus, in payment of director fees, in lieu of cash compensation, in exchange for cancellation of a compensation right, or upon the attainment of performance goals or otherwise, or rights to acquire shares of our common stock from us.

Award Limits

Subject to the terms of the Incentive Plan, the aggregate number of shares that may be subject to all incentive stock options granted under the Incentive Plan cannot exceed the total aggregate number of shares that may be subject to or delivered under awards under the Incentive Plan. Notwithstanding any other provisions of the Incentive Plan to the contrary, the aggregate number of shares granted to any non-employee director during any single calendar year shall not exceed 200,000 shares.

New Plan Benefits

The amount of future grants under the Incentive Plan is not determinable, as awards under the Incentive Plan will be granted at the sole discretion of the administrator. We cannot determine at this time either the persons who will receive awards under the Incentive Plan or the amount or types of such any such awards.

Transferability

Unless determined otherwise by the administrator, an award may not be sold, pledged, assigned, hypothecated, transferred, or disposed of in any manner other than by beneficiary designation, will, or by the laws of descent or distribution, including but not limited to any attempted assignment or transfer in connection with the settlement of marital property or other rights incident to a divorce or dissolution, and any such attempted sale, assignment, or transfer shall be of no effect prior to the date an award is vested and settled.

Amendment and Termination

The administrator may amend, alter, or discontinue the Incentive Plan or any award agreement, but any such amendment is subject to the approval of our stockholders in the manner and to the extent required by applicable law. In addition, without limiting the foregoing, unless approved by our stockholders and subject to the terms of the Incentive Plan, no such amendment shall be made that would (i) increase the maximum aggregate number of shares that may be subject to awards granted under the Incentive Plan, (ii) reduce the minimum exercise price for options or stock appreciation rights granted under the Incentive Plan, or (iii) reduce the exercise price of outstanding options or stock appreciation rights, as prohibited by the terms of the Incentive Plan without stockholder approval.

No amendment, suspension, or termination of the Incentive Plan will impair the rights of any participant with respect to an outstanding award, unless otherwise mutually agreed between the participant and the administrator, which agreement must be in writing and signed by the participant and us, except that no such agreement will be required if the administrator determines in its sole discretion that such amendment either (i) is required or advisable in order for us, the Incentive Plan, or the award to satisfy any applicable law or to meet the requirements of any accounting standard or (ii) is not reasonably likely to diminish the benefits provided under such award significantly, or that any such diminution has been adequately compensated, except that this exception shall not apply following a change of control. Termination of the Incentive Plan will not affect the administrator’s ability to exercise the powers granted to it hereunder with respect to awards granted under the Incentive Plan prior to the date of such termination.

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Severance or Change of Control Arrangements

Other than as disclosed below, we have no agreements that provide for payments to our directors or executive officers at, following, or in connection with the resignation, retirement, or other termination of our directors or executive officers, or a change of control of the Company.

Rory J. Cutaia

Pursuant to Mr. Cutaia’s employment agreement dated December 20, 2019, Mr. Cutaia is entitled to the following severance package in the event he is “terminated without cause,” “terminated for good reason,” or “terminated upon permanent disability”: (i) monthly payments of $35,833 or such sum equal to his monthly base compensation at the time of the termination, whichever is higher, for a period of 36 months from the date of such termination and (ii) reimbursement for COBRA health insurance costs for 18 months from the date of such termination and, thereafter, reimbursement for health insurance costs for Mr. Cutaia and his family during the immediately subsequent 18-month period. In addition, all of Mr. Cutaia’s then-unvested restricted stock awards or other awards will immediately vest, without restriction, and any unearned and unpaid bonus compensation, expense reimbursement, and all accrued vacation, personal, and sick days, and related items shall be deemed earned, vested, and paid immediately. For purposes of the employment agreement, “terminated without cause” means if Mr. Cutaia were to be terminated for any reason other than a discharge for cause or due to Mr. Cutaia’s death or permanent disability. For purposes of the employment agreement, “terminated for good reason” means the voluntary termination of the employment agreement by Mr. Cutaia if any of the following were to occur without his prior written consent, which consent cannot be unreasonably withheld considering our then-current financial condition, and, in each case, which continues uncured for 30 days following receipt by us of Mr. Cutaia’s written notice: (i) there is a material reduction by us in (A) Mr. Cutaia’s annual base salary then in effect or (B) the annual target bonus, as set forth in the employment agreement, or the maximum additional amount up to which Mr. Cutaia is eligible pursuant to the employment agreement; (ii) we reduce Mr. Cutaia’s job title and position such that Mr. Cutaia (A) is no longer our Chief Executive Officer; (B) is no longer our Chairperson of our Board; or (C) is involuntarily removed from our Board; or (iii) Mr. Cutaia is required to relocate to an office location outside of Orange County, California, or outside of a 30-mile radius of Newport Beach, California. For purposes of the employment agreement, “terminated upon permanent disability” means if Mr. Cutaia were to be terminated because he is then unable to perform his duties due to a physical or mental condition for (i) a period of 120 consecutive days or (ii) an aggregate of 180 days in any 12-month period.

Tax and Accounting Considerations

Among the factors it considers when making executive compensation decisions, the Compensation Committee considers the anticipated tax and accounting impact to us (and to our executive officers) of various payments, equity awards and other benefits.

The Compensation Committee considers the impact of the provisions of Section 162(m) of the Internal Revenue Code, or the Code, as amended by the Tax Cuts and Jobs Act, or the TCJA. That section generally limits the deductibility of compensation paid by a publicly held company to “covered employees” for a taxable year to $1.0 million. Effective for taxable years beginning on and after January 1, 2018, “covered employees” generally include our Chief Executive Officer, Chief Financial Officer and other highly compensated executive officers. Effective for taxable years beginning prior to January 1, 2018, an exception to this deduction limit applied to “performance-based compensation,” such as cash incentive and stock option awards, that satisfied certain criteria. This exception to the Section 162(m) deduction limit for “performance-based compensation” was repealed by the TCJA. Thus, except for certain “performance-based compensation” payable pursuant to written contracts that were in effect on November 2, 2017 and that are not modified in any material respect on or after that date, effective for taxable years beginning on and after January 1, 2018 our tax deduction with regard to compensation of “covered employees” is limited to $1.0 million per taxable year with respect to each executive officer. With respect to cash and equity awards that were in effect on November 2, 2017, and that are not modified in any material respect on or after that date, the Committee is mindful of the benefit to us and our stockholders of the full deductibility of compensation and have taken steps so that both the cash incentive and stock option awards that we granted may qualify for deductibility under Section 162(m) of the Code. However, awards that we granted that were intended to qualify as “performance-based compensation” may not necessarily qualify for such status under Section 162(m) of the Code. With respect to cash incentive and equity awards that we may grant in the future, we do not anticipate that the $1.0 million deduction limitation set forth in Section 162(m) of the Code will have a material impact on our results of operations.

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The Compensation Committee also considers the impact of Section 409A of the Code, and in general, our executive plans and programs are designed to comply with the requirements of that section so as to avoid possible adverse tax consequences that may result from noncompliance.

We account for equity awards in accordance with the requirements of Financial Accounting Standards Board Accounting Standards Codification, or FASB ASC, Topic 718, Stock Compensation.

Our change of control and severance Agreements do not allow for excise tax gross up payments.

Securities Authorized for Issuance under Equity Compensation Plans

The following table summarizes certain information regarding our equity compensation plans as of December 31, 2021:

Plan Category	Number of Securities to be Issued Upon Exercise of Outstanding Awards (#)	Weighted-Average Exercise Price of Outstanding Awards ($)(1)	Number of Securities Remaining Available for Future Issuance (#)
Equity compensation plans approved by security holders	5,578,723	$1.49	5,448,323
Equity compensation plans not approved by security holders	1,002,751	$2.71	-
Total	6,581,474	$1.68	5,448,323

(1)	This amount does not take into account shares issuable upon the vesting or settlement of outstanding restricted stock units, which have no exercise price.

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SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

The following table sets forth, as of August 24, 2022, certain information with respect to the beneficial ownership of our common stock by (i) each of our current directors and director nominees, (ii) each of our named executive officers, (iii) our directors, director nominees and executive officers as a group, and (iv) each stockholder known by us to be the beneficial owner of more than 5% of the outstanding shares of our outstanding common stock.

We have determined beneficial ownership in accordance with the rules of the SEC, which generally includes voting or investment power over securities. Except in cases where community property laws apply or as indicated in the footnotes to this table, we believe, based on the information furnished to us, that each stockholder identified in the table possesses sole voting and investment power over all shares of common stock shown as beneficially owned by the stockholder. Shares of common stock issuable upon conversion of convertible notes, exercise of options or warrants, or settlement of restricted stock units, or that may become issuable within 60 days of August 24, 2022, are considered outstanding and beneficially owned by the person holding the convertible notes, options, warrants or restricted stock units for the purpose of computing the percentage ownership of that person, but are not treated as outstanding for the purpose of computing the percentage ownership of any other person.

Name and Address of Beneficial Owner(1)(2)	Title of Class	Amount and Nature of Beneficial Ownership		Percent of Class(3)
Rory J. Cutaia	Common	5,984,976	(4)	5.8%
James P. Geiskopf	Common	992,135	(5)	1.0%
Philip J. Bond	Common	272,924	(6)	*
Kenneth S. Cragun	Common	272,924	(6)	*
Judith Hammerschmidt	Common	260,561	(7)	*
Nancy Heinen	Common	260,561	(7)	*
Salman H. Khan	Common	89,755	(8)	*
Edmund C. Moy	-	-		*

All directors and executive officers as a group (8 persons)	Common	8,133,836		7.9%

*	Less than 1%.

(1)	Messrs. Cutaia, Geiskopf, Bond and Cragun, and Mses. Hammerschmidt and Heinen, are current directors. Mr. Moy is a director nominee. Ms. Heinen is not standing for re-election at the Annual Meeting. Messrs. Cutaia and Khan are our named executive officers (and our only executive officers).

(2)	Unless otherwise indicated, the address of each beneficial owner listed in the table below is: c/o Verb Technology Company, Inc., 3401 North Thanksgiving Way, Suite 240, Lehi, Utah 84043.

(3)	Percentage of common stock is based on 102,430,979 shares of our common stock outstanding as of August 24, 2022.

(4)	Consists of (i) 4,714,137 shares of common stock held directly by Mr. Cutaia, (ii) 240,240 shares of common stock held by Cutaia Media Group Holdings, LLC (an entity over which Mr. Cutaia has dispositive and voting authority), (iii) 54,006 shares of common stock held by Mr. Cutaia’s spouse (as to which shares, he disclaims beneficial ownership), (iv) 4,500 shares of common stock held jointly by Mr. Cutaia and his spouse, (v) 33,333 shares of common stock underlying stock options exercisable within 60 days of August 24, 2022, (vi) 138,889 shares of common stock underlying warrants granted to Mr. Cutaia that are exercisable within 60 days of August 24, 2022, and (viii) 799,870 shares of common stock underlying convertible notes previously issued to Mr. Cutaia, determined by dividing the aggregate amount of principal and accrued interest as of August 24, 2022, which was $823,866, by the fixed conversion price of $1.03. This amount excludes 1,104,957 shares of common stock underlying restricted stock units that will not vest within 60 days of August 24, 2022. For additional information about the convertible notes issued to Mr. Cutaia, refer to the section titled “Certain Relationships and Related Transactions.”

(5)	Consists of (i) 986,801 shares of common stock held directly, and (ii) 5,333 shares of common stock held by Mr. Geiskopf’s children. This amount excludes 129,418 shares of common stock underling restricted stock units that will not vest within 60 days of August 24, 2022.

(6)	Consists of (i) 206,257 shares of common stock held directly, and (ii) 66,667 shares of common stock underlying stock options exercisable within 60 days of August 24, 2022. This amount excludes 64,709 shares of common stock underlying restricted stock units that will not vest within 60 days of August 24, 2022.

(7)	Consists of 260,561 shares of common stock held directly. This amount excludes 94,112 shares of common stock underlying restricted stock units that will not vest within 60 days of August 24, 2022.

(8)	On January 20, 2022, our Board appointed Salman H. Khan as Interim Chief Financial Officer and Treasurer. On March 30, 2022, our Board approved Mr. Khan’s permanent appointment as Chief Financial Officer and Treasurer.

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CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

General

Other than the transactions discussed below, and the executive compensation arrangements described in the section titled “Executive Compensation” since January 1, 2020, there was not, and there is not currently proposed, any transaction or series of similar transactions to which we were or will be a party for which the amount involved exceeds or will exceed $120,000 and in which any director, director nominee, executive officer, holder of more than 5% of our common stock, or any member of the immediate family of any of the foregoing, had or will have a direct or indirect material interest (any such transaction, a “related party transaction”).

Policies and Procedures for Approval of Related Party Transactions

If we contemplate entering into any transaction with a related party, regardless of the amount involved, the terms of such transaction are required to be presented to our Board for approval in advance of the transaction. Any director, officer or employee who becomes aware of a transaction or relationship that could reasonably be expected to give rise to a conflict of interest is required to disclose the matter promptly to our Board. Our Board must then either approve or reject the transaction and may only approve the transaction if it determines, based on all of the information presented, that the related party transaction is not inconsistent with the best interests of the Company and its stockholders.

Related Party Transactions

Notes Payable to Related Parties

The Company had the following outstanding notes payable to related parties as of December 31, 2021 and January 1, 2020:

Note	Issuance Date	Maturity Date	Interest Rate	Original Borrowing	Largest Amount Outstanding Since January 1, 2020	Amount Outstanding as of December 31, 2021	Interest Paid Since January 1, 2021	Interest Paid Since January 1, 2020
Note 1(1)	December 1, 2015	February 8, 2021	12.0%	$1,249,000	$825,000	$725,000	$91,000	$205,000
Note 2(2)	December 1, 2015	April 1, 2017	12.0%	112,000	112,000	-	-	-
Note 3(3)	April 4, 2016	June 4, 2021	12.0%	343,000	240,000	40,000	44,000	50,000
Total notes payable - related parties					$1,177,000	$765,000	$135,000	$255,000

(1)	On December 1, 2015, we issued a convertible note to Mr. Cutaia in the principal amount of $1,249,000 to consolidate all loans and advances made by Mr. Cutaia to us as of that date. The note bears interest at a rate of 12% per annum, is secured by our assets, and initially matured on February 8, 2021. 30% of the original principal amount of the note, or $375,000, was converted to common stock in 2018, while the remaining balance of $825,000 was not initially convertible. During the year ended December 31, 2020, the Company made principal payments of $100,000 and interest payments of $114,000 on the note. As of December 31, 2020, the outstanding principal balance of the note was $725,000 and the accrued interest was $4,000.

In February 2021, Mr. Cutaia and the Company amended the note to extend the maturity date from February 8, 2021 to February 8, 2023. In exchange for the extension, the Company issued Mr. Cutaia warrants to purchase 138,889 shares of common stock with a grant date fair value of $287,000. The warrants were fully vested upon issuance, are exercisable at $2.61 per share, and have a term of three years. There were no other changes to the original terms of the note.

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On May 19, 2021, our Board approved an amendment to the note to allow for conversion of the note at any time at the discretion of the holder at a fixed conversion price of $1.03, which was the closing price of the common stock on the amendment date.

As of December 31, 2021, the outstanding balance of the note was $725,000 and the accrued interest was $0. Assuming all principal and interest owed under the note had converted into common stock on that date, it would have converted into an aggregate of 703,883 shares, based on the fixed conversion price.

(2)	On December 1, 2015, we issued a note payable to a former director in the principal amount of $112,000, representing unpaid consulting fees as of November 30, 2015. The note was unsecured, bore interest at a rate of 12% per annum, and matured in April 2017.

On September 24, 2021, we settled all amounts owed under the note for $140,000.

(3)	On April 4, 2016, we issued a convertible note to Mr. Cutaia, in the principal amount of $343,000 to consolidate all loans and advances made by Mr. Cutaia to us during the period December 2015 through March 2016. The note bears interest at a rate of 12% per annum, is secured by our assets, and initially matured on June 4, 2021. 30% of the original principal amount of the note, or $103,000, was converted to common stock in 2018, while the remaining balance of $240,000 was not initially convertible.

On May 19, 2021, our Board approved an amendment to the note to allow for conversion of the note at any time at the discretion of the holder at a fixed conversion price of $1.03, which was the closing price of the common stock on the amendment date. On the same date, $200,000 of the principal amount of the note was converted into 194,175 shares of common stock at the fixed conversion price.

As of December 31, 2021, the outstanding balance of the note amounted to $40,000 and the accrued interest was $0. Assuming all principal and interest owed under the note had converted into common stock on that date, it would have converted into an aggregate of 38,835 shares, based on the fixed conversion price.

Deferred Compensation to Related Parties

The Company had the following outstanding deferred compensation owed to related parties as of December 31, 2021 and January 1, 2020:

Note	Issuance Date	Maturity Date	Interest Rate	Original Borrowing	Largest Amount Outstanding Since January 1, 2020	Amount Outstanding as of December 31, 2021	Interest Paid Since January 1, 2021	Interest Paid Since January 1, 2020
Notes 1 & 2(1)	December 23, 2019	January 10, 2021	0%	$278,000	$278,000	$139,000	$-	$-
Notes 1 & 2(1)	December 23, 2019	January 10, 2021	0%	278,000	278,000	139,000	-	-
Notes 3 & 4(2)	December 23, 2019	January 10, 2022	0%	243,000	243,000	122,000	-	-
Notes 3 & 4(2)	December 23, 2019	January 10, 2022	0%	243,000	243,000	121,000	-	-
Total deferred compensation - related parties					$1,042,000	$521,000	$-	$-

(1)	On December 23, 2019, we awarded Mr. Cutaia and Mr. Clayborne annual incentive compensation awards of $430,000 and 125,000, respectively. Our Board determined it was in the Company’s best interest to defer payments to these employees. We paid 50% of the annual incentive compensation on January 10, 2021, and the remaining 50% on January 20, 2022.

(2)	On December 23, 2019, we awarded Mr. Cutaia and Mr. Clayborne a cash bonus for our successful up-listing to Nasdaq and the acquisition of Verb Direct totaling $324,000 and 162,000, respectively. Our Board determined it was in the Company’s best interest to defer payments to these employees. We paid 50% of the bonus on January 10, 2021, and the remaining 50% on January 20, 2022.

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2021 ANNUAL REPORT ON FORM 10-K

Copies of our proxy materials, including this Proxy Statement and the Annual Report are available online at www.proxyvote.com. The Annual Report, however, is not part of this proxy solicitation material.

Any person who was our stockholder on the Record Date (including any beneficial owner of shares) may request a copy of the Annual Report, and it will be furnished without charge upon receipt of a written request. Requests should be directed to Verb Technology Company, Inc., 3401 North Thanksgiving Way, Suite 240, Lehi, Utah 84043, Attention: Investor Relations, or by calling Investor Relations at (855) 250-2300. In addition, copies of this Proxy Statement, the Annual Report, and all other documents filed electronically by us, may be reviewed on the SEC’s website at: http://www.sec.gov.

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OTHER BUSINESS

As of the date of this Proxy Statement, we are not aware of any other business to be considered or acted upon at the Annual Meeting. In the event any other matters are properly presented at the Annual Meeting, or any postponement or adjournment thereof, the person named as proxy will vote in accordance with his discretion with respect to those matters.

By Order of the Board of Directors,

/s/ Rory J. Cutaia
Chairperson of our Board, Chief Executive Officer, President and Secretary

Lehi, Utah
September 6, 2022

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